Exhibit 2.2
AGREEMENT AND PLAN OF MERGER
dated as of May 5, 2009
by and among
Borland Software Corporation,
Bentley Merger Sub, Inc.
Micro Focus International plc
and
Micro Focus (US), Inc.

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 5, 2009, is entered into by and among Borland Software Corporation, a Delaware corporation (the “Company”), Bentley Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Micro Focus International plc, a company organized under the laws of England and Wales (“PLC”) and Micro Focus (US), Inc., a Delaware corporation (“Parent”).
RECITALS
WHEREAS, the board of directors of the Company (the “Company Board”), subject to the terms and conditions set forth herein, has (i) declared the advisability of this Agreement and approved this Agreement, (ii) resolved to recommend approval and adoption of this Agreement by the Stockholders of the Company and (iii) received a written opinion of the Financial Advisor (as defined in Section 3.25) as set forth in Section 3.25 herein;
WHEREAS, the board of directors of Merger Sub has (i) declared the advisability of this Agreement and (ii) approved this Agreement;
WHEREAS, the Company Board and the board of directors of Merger Sub have approved the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement and General Corporation Law of the State of Delaware (the “DGCL”), whereby (i) each issued and outstanding share of the common stock, par value $0.01 per share (the “Common Shares”), of the Company (other than Common Shares to be canceled pursuant to Section 2.01(b) and Dissenting Shares (as defined in Section 2.01(d))), shall be converted into the right to receive the Merger Consideration (as defined in Section 2.01(a)) and (ii) each Cash-Pay Option (as defined in Section 2.02(b)) shall be converted into the right to receive the Cash-Pay Option Consideration (as defined in Section 2.02(b)); and
WHEREAS, the Company, Merger Sub, PLC and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE 1
THE MERGER
1.01 The Merger. At the Effective Time (as defined in Section 1.02), subject to the terms and conditions of this Agreement and in accordance with the provisions of the DGCL, Merger Sub shall be merged (the “Merger”) with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware.

1.02 Effective Time. Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).
1.03 Effects of the Merger. The Merger shall have the effects set forth herein, in the Certificate of Merger and in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
1.04 Certificate of Incorporation and Bylaws of the Surviving Corporation.
(a) At the Effective Time, the Certificate of Incorporation of the Company shall be amended to read in its entirety as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, provided that the name of the Surviving Corporation shall be as may be set forth by Parent, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law and the Surviving Corporation’s Certificate of Incorporation and Bylaws.
(b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law and the Surviving Corporation’s Certificate of Incorporation and Bylaws.
1.05 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with applicable law and the Surviving Corporation’s Certificate of Incorporation and Bylaws.
1.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
1.07 Closing. Subject to the conditions contained in this Agreement, the closing of the Merger (the “Closing”) shall take place (a) at the offices of Kirkland & Ellis LLP, 555 California Street, San Francisco, California 94104, on the date which is most promptly practicable following the date of the satisfaction (or waiver if permissible) of all of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), but in no event later than the second (2nd) business day following such date or (b) at such other place and time and/or on such other date as the Company and Parent may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.08 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Merger Sub, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation, and the officers and directors of the Surviving Corporation are authorized in the name of the Company to take any and all such action.
ARTICLE 2
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE COMPANY AND MERGER SUB
2.01 Effect on Shares of Capital Stock.
(a) Common Shares of the Company. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Shares, the Company or Merger Sub, each Common Share that is issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares, and (ii) those Common Shares to be canceled pursuant to Section 2.01(b)) shall be canceled and extinguished and converted into the right to receive $1.00 in cash (the “Merger Consideration”), payable to the holder thereof, without interest or dividends thereon, less any applicable withholding of Taxes, in the manner provided in Section 2.03. All such Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and each holder of a certificate or certificates representing any such Common Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
(b) Cancellation of Certain Common Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Shares, the Company or Merger Sub, each Common Share that is owned by the Company or any wholly owned Subsidiary as treasury stock or otherwise or owned by PLC or Parent or any of their respective Subsidiaries immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.
(c) Capital Stock of Merger Sub. As of the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders of Merger Sub Common Stock, the Company or Merger Sub, be converted into one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”). Each certificate that, immediately prior to the Effective Time, represented issued and outstanding shares of Merger Sub Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Surviving Corporation capital stock into which such shares have been converted pursuant to the terms hereof; provided, however, that the record holder thereof shall receive, upon surrender of any such certificate, a certificate representing the shares of Surviving Corporation Common Stock into which the shares of Merger Sub Common Stock formerly represented thereby shall have been converted pursuant to the terms hereof.

(d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder (a “Dissenting Stockholder”) who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such Common Shares in accordance with the DGCL (“Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration at the Effective Time in accordance with Section 2.01(a) hereof, but shall represent and become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware, unless and until such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal and payment under the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal, such former Dissenting Shares held by such holder shall be treated as if they had been converted as of the Effective Time into a right to receive, upon surrender as provided above, the Merger Consideration, without any interest or dividends thereon, in accordance with Section 2.01(a). The Company shall give Parent and Merger Sub prompt notice of any demands received by the Company for appraisal of Common Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
2.02 Options.
(a) For purposes of this Agreement, the term “Option” means each outstanding unexercised option to purchase Common Shares, whether or not then vested or fully exercisable, granted to any current or former employee, consultant or director of the Company or any Subsidiary of the Company or any other person, whether under any stock option plan or otherwise (other than in connection with the ESPP) (including, without limitation, under the Company’s 1997 Stock Option Plan, 1998 Nonstatutory Stock Option Plan, 2002 Stock Incentive Plan and 2003 Supplemental Stock Option Plan, each as amended) (collectively, the “Stock Plans”).
(b) The Options shall not be assumed by, continued in effect or replaced with substitute options granted by PLC, Parent or the Surviving Corporation pursuant to or in connection with the Merger. The Company shall take all actions necessary so that at the Effective Time, all Options shall terminate or be canceled, in each case, in accordance with and pursuant to the terms of the Stock Plans under which such Options were granted. In consideration of such termination or cancellation, each holder of a vested Option that has a per-share exercise price less than the Merger Consideration (collectively, the “Cash-Pay Options”) terminated or canceled in accordance with this Section 2.02(b) will be entitled to receive in settlement of such Cash-Pay Option as promptly as practicable following the Effective Time, but in no event later than 10 business days after the Effective Time, a cash payment from the Surviving Corporation, subject to any required withholding of Taxes, equal to the product of (i) the total number of Common Shares otherwise issuable upon exercise of such Cash-Pay Option and (ii) the Merger Consideration per Common Share less the applicable exercise price per Common Share otherwise issuable upon exercise of such Cash-Pay Option (the “Cash-Pay Option Consideration”). The vesting schedule of the Options shall not be accelerated by any action of the Company or the Company Board except as may be required under the terms of the Options, the Company’s Stock Plans and any applicable employment, separation or change in control agreement as in effect on the date hereof.

(c) Following the Effective Time and as a prerequisite to receiving his or her Cash-Pay Option Consideration, the holder of a Cash-Pay Option shall be required to execute a written acknowledgment to the effect that (i) the payment of the Cash-Pay Option Consideration, if any, will satisfy in full the Company‘s obligation to such person pursuant to such Option and (ii) subject to the payment of the Cash-Pay Option Consideration, if any, such Option held by such holder shall, without any action on the part of the Company or the holder, be deemed terminated, canceled, void and of no further force and effect as between the Company and the holder and neither party shall have any further rights or obligations with respect thereto. Such written acknowledgment shall be substantially in the form attached hereto as Exhibit 2.02(c).
(d) The Company shall take all necessary action to provide that the Company’s 1999 Employee Stock Purchase Plan, as amended, and any other Company employee stock purchase plan (collectively, the “ESPP”) and all options or other rights to purchase shares of Company Common Stock granted under the ESPP shall be exercised or terminated prior to the Effective Time and no participant in the ESPP shall thereafter be granted any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation, PLC, Parent or any Subsidiary of any of the foregoing. The Company shall refund any outstanding payroll deductions credited to each participant’s account under the ESPP remaining after the final purchase date under the ESPP, without interest, in accordance with the terms of the ESPP; provided, however, that to the extent the ESPP does not permit the Company to refund any such outstanding payroll deductions in conjunction with the termination of the ESPP, the Company shall declare a special purchase date prior to the Effective Time in order to ensure that no rights to purchase shares of Company Common Stock under the ESPP exist as of the Effective Time.
(e) Prior to the Effective Time, the Company shall take all actions that are necessary to give effect to the transactions contemplated by this Section 2.02.

2.03 Payment for Common Shares in the Merger.
(a) Prior to the Effective Time, Merger Sub shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange and paying agent, registrar and transfer agent (the “Agent”) for the purpose of exchanging certificates representing, immediately prior to the Effective Time, Common Shares for the aggregate Merger Consideration. At or immediately following the Effective Time, PLC shall deposit, or PLC shall otherwise cause to be deposited, by wire transfer of immediately available funds, in trust with the Agent for the benefit of the holders of Common Shares, cash in an aggregate amount equal to (i) the product of (A) the number of Common Shares issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration in accordance with Section 2.01(a) and (B) the Merger Consideration less (ii) the Company Cash Deposit (as defined below), if any, deposited into the Payment Fund pursuant to this Section 2.03(a) (such difference the “PLC Total Merger Consideration”). Immediately prior to the Effective Time, the Company shall deposit, or the Company shall otherwise cause to be deposited, in trust for the benefit of the holders of Common Shares, such amount of cash as PLC or Parent may reasonably request, not to exceed the Company’s Freely Available Cash (as defined below) as of immediately prior to the Effective Time, if any (the amount to be deposited by the Company is referred to herein as the “Company Cash Deposit” and together with the PLC Total Merger Consideration, the “Payment Fund”) with the Agent for deposit into the Payment Fund. For purposes of this Agreement, “Freely Available Cash” means unrestricted cash of the Company that is freely available for purposes of this Section 2.03 and (A) the transfer of such cash to the Company into the Payment Fund does not result in any Tax obligations to the Company or any of its Subsidiaries; (B) such cash can be distributed, contributed or otherwise delivered to the Company into the Payment Fund in accordance with all applicable Laws, including those relating to solvency, adequate surplus and similar capital adequacy tests; and (C) such cash shall not include (i) the dollar amount required to repay, repurchase, defease and/or retire the entire outstanding principal balance of the 2.75 Convertible Senior Notes Due February 15, 2012 (the “Notes”) (including any penalties or premiums thereon, and all interest, fees and expenses with respect thereto), (ii) the dollar amount equal to the aggregate amount to be paid to the holders of Cash-Pay Options pursuant to Section 2.02(b), (iii) the dollar amount of any unpaid Expenses of the Company and any unpaid expenses of the Company incurred in connection with the Company’s sale process, (iv) the aggregate amount of the Change of Control Payments and (v) cash required for the reasonable short-term working capital needs of the Company). The Payment Fund shall be used solely and exclusively for purposes of paying the consideration specified in Section 2.01(a) in accordance with the terms of this Agreement, and shall not be used to satisfy any other obligations of the Company or any of its Subsidiaries. The Payment Fund shall be invested by the Agent as directed by PLC, Parent or the Surviving Corporation in (A) direct obligations of the United States of America, (B) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (C) investments in any money market funds investing solely in any of the foregoing, in each case, with any earnings, gains or interest earned thereon being payable to Parent or the Surviving Corporation. PLC or Parent shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred and not offset by earnings or gains as a result of the aforementioned investments. The Agent shall, pursuant to instructions provided by Merger Sub, make the payments provided for in Section 2.01 of this Agreement out of the Payment Fund (it being understood that any and all earnings, gains or interest earned on funds made available to the Agent pursuant to this Agreement shall be turned over to the Parent or the Surviving Corporation). The Payment Fund shall not be used for any other purpose except as provided in this Agreement. If the Effective Time does not occur by the second business day after the Company deposits the Company Cash Deposit, the Parent and the Merger Sub shall cause the Agent, by the third business day after such deposit, to refund the Company Cash Deposit to the Company by wire transfer of immediately available funds.

(b) Promptly after the Effective Time, but in no event later than 3 business days after the Effective Time, the Surviving Corporation shall cause the Agent to mail to each record holder of certificates (the “Certificates”) that immediately prior to the Effective Time represented Common Shares (i) a notice of the effectiveness of the Merger, (ii) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Agent, and (iii) instructions for use in surrendering such Certificates and receiving the Merger Consideration in respect thereof.
(c) Upon surrender to the Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive, within 7 business days after such surrender, in exchange therefor, in the case of Common Shares (other than Common Shares to be canceled pursuant to Section 2.01(b)), cash in an amount equal to the product of (i) the number of Common Shares formerly represented by such Certificate and (ii) the Merger Consideration, which amounts shall be paid by Agent by check or wire transfer in accordance with the instructions provided by such holder. No interest or dividends will be paid or accrued on the consideration payable upon the surrender of any Certificate. If the consideration provided for herein is to be delivered in the name of a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such delivery that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other Taxes required by reason of such delivery to a person other than the registered holder of the Certificate, or that such person shall establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.03, each Certificate (other than Certificates representing Dissenting Shares or Common Shares to be canceled pursuant to Section 2.01(b)) shall represent, for all purposes, in the case of Certificates representing Common Shares (other than Common Shares to be canceled pursuant to Section 2.01(b)), only the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of Common Shares formerly evidenced by such Certificate without any interest or dividends thereon.
(d) The consideration issued upon the surrender of Certificates in accordance with this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Common Shares formerly represented thereby. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 2.
(e) Any portion of the Payment Fund (including any amounts that may be payable to the former Stockholders of the Company in accordance with the terms of this Agreement) which remains unclaimed by the former Stockholders of the Company upon the anniversary of the Closing Date shall be returned to the Surviving Corporation, upon demand, and any former Stockholders of the Company who have not theretofore complied with this Article 2 shall, subject to Section 2.03(f), thereafter look to the Surviving Corporation only as general unsecured creditors thereof for payment of any Merger Consideration, without any interest or dividends thereon, that may be payable in respect of each Common Share held by such Stockholder. Following the Closing, the Agent shall retain the right to invest and reinvest the Payment Fund on behalf of the Surviving Corporation in securities listed or guaranteed by the United States government or as otherwise reasonably directed by the Surviving Corporation, and the Surviving Corporation shall receive the interest earned thereon.

(f) None of Merger Sub, the Company or Agent shall be liable to a holder of Certificates or any other person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered by the sixth anniversary of the Closing Date (or immediately prior to such earlier date on which any Merger Consideration, dividends (whether in cash, stock or property) or other distributions with respect to Common Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.03), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.
(g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance acceptable to the Surviving Corporation) of that fact by the person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement. Parent and Company agree that, for U.S. federal income tax purposes, payments from the Payment Fund to former Stockholders pursuant to Section 2.03(c) shall not be treated as a dividend distribution even if the payments from the Payment Fund are attributable to Company deposits into the Payment Fund.
(h) Each of the Agent, the Surviving Corporation, Parent and PLC shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Common Shares or Options pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld and paid over to the appropriate taxing authority by Agent, the Surviving Corporation, Parent or PLC, such amounts shall be treated for all purposes of this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.
2.04 Adjustment of the Merger Consideration and the Cash-Pay Option Consideration.
The Merger Consideration and the Cash-Pay Option Consideration, each payable pursuant to this Article 2, have been calculated based upon the representations and warranties made by the Company in Section 3.05. In the event that, at the Effective Time, the actual number of Common Shares outstanding and/or the actual number of Common Shares issuable upon the exercise of Options or similar agreements, or upon conversion of securities (including without limitation, as a result of any stock split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Common Shares) or recapitalization) is greater than as described in Section 3.05(a) (without giving effect to changes in the number of shares of Common Shares or the number of shares issuable upon the exercise of Options outstanding as a result of (i) the exercise of Options granted on or prior to the date hereof, (ii) the issuance of Common Shares upon the exercise of Options granted on or prior to the date hereof, (iii) the grant of Options following the date hereof to the extent permitted pursuant to Section 5.01(b), the exercise of such Options or the issuance of Common Shares upon the exercise of such Options or (iv) the issuance of Common Shares pursuant to the ESPP), or if the weighted average exercise price of the Options is lower than described in the third sentence of Section 3.05(a) hereof (without giving effect to Options granted after the date hereof to the extent permitted pursuant to Section 5.01(b)), the Merger Consideration and/or the Cash-Pay Option Consideration, as the case may be, shall be equitably adjusted downward. The provisions of this Section 2.04 shall not, in any event, adversely affect, constitute a waiver of or otherwise impair any of PLC’s, Parent’s or Merger Sub’s rights under this Agreement (including any of PLC’s, Parent’s or Merger Sub’s rights arising from any misrepresentation or breach of the representations and warranties set forth in Section 3.05 hereof).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the corresponding section of the disclosure schedule delivered by the Company to Merger Sub, Parent and PLC prior to the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that any disclosure set forth on any particular section of the Company Disclosure Schedule shall be deemed disclosed in another section of the Company Disclosure Schedule if disclosure with respect to the particular section is sufficient to make reasonably clear the relevance of the disclosure to such other section), the Company represents and warrants to each of Merger Sub, Parent and PLC as of the date hereof and as of the Effective Time that:
3.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below). True and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect have been filed with the Securities and Exchange Commission (the “SEC”) and referenced as exhibits in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. As used in this Agreement, the term “Company Material Adverse Effect” means any circumstance, effect, event, or change that, individually or in the aggregate (i) had, or is reasonably likely to have, a materially adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, other than resulting from any Excluded Matter or (ii) prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of the Company and its Subsidiaries to perform their obligations under this Agreement or to consummate the transactions contemplated hereby (the “Transactions”) in accordance with the terms hereof. As used in this Agreement, “Excluded Matter” means any one or more of the following: (a) changes in general economic conditions which do not have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole, (b) changes affecting the specific industry in which the Company and its Subsidiaries operate which do not have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole relative to other industry participants, (c) changes caused by the taking of any action required by this Agreement or the failure to take any action prohibited by this Agreement, (d) the taking of any action by the Company that has been previously approved in writing by Parent and Merger Sub, (e) changes resulting from a modification after the date of this Agreement in accounting rules or procedures announced by the Financial Accounting Standards Board with respect to U.S. generally accepted accounting principles, (f) changes resulting from a breach of this Agreement by PLC, Parent or Merger Sub, (g) changes resulting from any modification in any Law applicable to the Company, (h) any failure of the Company to meet internal projections or analysts’ expectations for any financial period ending after the date of this Agreement (provided that the underlying causes of such failure shall not be excluded pursuant to this clause (h)) or (j) changes that are attributable to the loss of customers, suppliers or employees due to the fact that Parent is to acquire the Company as a result of the consummation of the transactions contemplated hereby.

3.02 Corporate Authorization.
(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Common Shares to approve and adopt this Agreement and to approve the Merger (the “Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Transactions. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Laws affecting creditors’ rights generally and by general principles of equity.
(b) At a meeting duly called and held prior to the execution of this Agreement at which all directors of the Company were present, the Company Board duly and unanimously adopted resolutions (i) declaring that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company’s stockholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Merger, in accordance with the requirements of the DGCL, (iii) approving and adopting an amendment to that certain Stockholder Rights Agreement, dated as of October 26, 2001, between the Company and Mellon Investor Services, L.L.C., as rights agent (as amended, the “Rights Agreement”) to render the preferred stock purchase rights issued thereunder (the “Company Rights”) inapplicable to the Merger, this Agreement and the Transactions, and (iv) recommending that the stockholders of the Company approve and adopt this Agreement.
3.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with or notification to, any domestic (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind (“Governmental Authority”), other than (i) the filing of the Merger Certificate with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with applicable requirements of (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the rules and regulations thereunder and (B) any required consent, approval, authorization, permit, filing or notification pursuant to applicable foreign merger control or competition laws and regulations, (iii) compliance with applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”) and other applicable securities laws, whether federal, state or foreign, (iv) compliance with applicable requirements of Nasdaq, or (v) actions, filings or notice the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or equivalent organization documents of any Subsidiary of the Company, (b) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with, or result in a violation or breach of any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, license, injunction, writ, judgment, decree or order (each, a “Law” and, collectively, “Laws”) applicable to the Company or any of its Subsidiaries or by which any asset of the Company or any of its Subsidiaries is bound or affected, (c) conflict with, result in any breach, require any consent or action by another Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, amendment, cancellation, acceleration or require any payment under or other change of any right or obligation or the loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written (each, a “Contract” and, collectively, “Contracts”) applicable to the Company or any such Subsidiary or their respective properties or assets, or any permit affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (d) result in the creation or imposition of any a lien, claim, security interest or other charge, title imperfection or encumbrance (each, a “Lien” and, collectively, “Liens”) on any asset of the Company or any Subsidiary of the Company with such exceptions, in the case of each of clauses (a), (b), (c) and (d) of this Section 3.04, as would not, individually or in the aggregate, have a Company Material Adverse Effect.
3.05 Capitalization.
(a) The authorized capital stock of the Company consists of 200,000,000 shares of Common Shares and 1,000,000 shares of preferred stock, $0.01 par value per share, of the Company (“Preferred Stock”), 150,000 of which have been designated as Series D Junior Participating Preferred Stock and are reserved for issuance upon exercise of the Company Rights. As of the date of this Agreement, (i) 73,115,736 Common Shares were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 14,402,193 Common Shares were reserved for issuance pursuant to the Stock Plans, of which 10,529,919 Common Shares are subject to outstanding Options, and (iv) no more than 2,113,118 Common Shares were reserved for issuance pursuant to options or other purchase rights then outstanding under the ESPP. Subject to Section 5.01(b), the Company has outstanding Cash-Pay Options pursuant to which an aggregate of 1,787,500 Common Shares are issuable and the weighted average exercise price for such Cash-Pay Options is $0.39. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights.

(b) Except, (x) as set forth in Section 3.05(a), (y) for the rights issued pursuant to the Rights Agreement, or (z) for changes since the date of this Agreement resulting from the exercise of Options outstanding on such date and disclosed on Section 3.05 of the Company Disclosure Schedule and any additional changes since the date of this Agreement resulting from the grant of Options in accordance with Section 5.01(b) or the exercise thereof, there are not now, and at the Effective Time there will not be, any outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, transfer or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or other equity interests in, the Company or any Subsidiary of the Company, (iv) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company, (v) voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Company Board or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries, (vi) contractual obligations or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company or any of its Subsidiaries, or (vii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the capital stock of the Company. No capital stock of the Company is owned by any Subsidiary of the Company.
(c) (i) Section 3.05(c) of the Company Disclosure Schedule identifies, with respect to each Option outstanding as of the date of this Agreement, (A) the name of each holder of such Option, (B) the number of shares subject to such Option, (C) the exercise price of such Option, (D) the number of shares subject to such Option that are vested, (E) the vesting schedule of such Option and (F) the grant date of such Option; (ii) the Stock Plans set forth on Section 3.05(c) of the Company Disclosure Schedule are the only plans or programs the Company or any of its Subsidiaries has maintained under which stock options, restricted shares, restricted share units, stock appreciation rights, performance shares or other compensatory equity-based awards have been granted and remain outstanding or may be granted; (iii) all Options may, by their terms, be treated in accordance with Section 2.02(b); and (iv) no Options (other than the Options specifically listed on Section 3.05(c) of the Company Disclosure Schedule or granted in accordance with Section 5.01(b)) shall become vested or exercisable.

(d) With respect to the Options, (i) each grant of an Option was duly authorized no later than the date on which the grant of such Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required stockholder approval by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the applicable Stock Plan, the Exchange Act and all other applicable Laws, including the Nasdaq Marketplace Rules, (iii) the per share exercise price of each Option was not, and will not be deemed to be, less than the fair market value of a Common Share on the applicable Grant Date, and (iv) each such grant was properly accounted for in all material respects in accordance with generally accepted accounting principles in the United States in the financial statements (including the related notes) of the Company and disclosed in the SEC Reports (as defined in Section 3.07(a)) in accordance with the Exchange Act and all other applicable Laws.
3.06 Subsidiaries.
(a) Each Subsidiary of the Company is an organization duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all organizational powers required to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All “significant subsidiaries” (as defined in Regulation S-K under the Exchange Act; provided however that the 10% threshold referred to in such definition shall be deemed to be 5% for the purposes of this Agreement) of the Company and their respective jurisdictions of organization are identified in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008. Section 3.05 of the Company Disclosure Schedule sets forth for each Subsidiary of the Company: (i) its authorized capital stock or share capital; (ii) the number of issued and outstanding shares of capital stock or share capital; and (iii) the Company’s direct or indirect equity interest therein. Except for equity interest in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. No Subsidiary of the Company owns, directly or indirectly, any capital stock or other ownership interest in any Person, except for the capital stock and/or other ownership interest in another wholly-owned Subsidiary of the Company. The Company has heretofore made available to Parent and Merger Sub a complete and correct copy of the certificate of incorporation and the bylaws (or equivalent organizational documents) of each Subsidiary of the Company in full force and effect as of the date hereof. No Subsidiary of the Company is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

(b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), except for such restrictions resulting from local applicable Laws. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, (ii) options, warrants or other rights or arrangements to acquire from the Company or any of its Subsidiaries, or other obligations or commitments of the Company or any of its Subsidiaries to issue, any capital stock of or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock of or other voting securities or ownership interests in, any Subsidiary of the Company, or (iii) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the capital stock of any of the Company’s Subsidiaries.
(c) Neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, ownership, profit, voting or similar interest in or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person (other than a Subsidiary of the Company).
3.07 SEC Filings.
(a) The Company has timely filed with the SEC all documents (including exhibits and any amendments thereto) required by Law to be so filed by it since January 1, 2006. The Company has delivered, or otherwise made available through the Company’s filings with the SEC, to Parent (i) the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2008, 2007 and 2006, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company since December 31, 2007, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 2006 (the documents referred to in this Section 3.07, together with all information incorporated by reference therein in accordance with applicable SEC regulations, are collectively referred to in this Agreement as the “SEC Reports”).
(b) As of its filing date, the SEC Reports complied, and each such SEC Report filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the published rules and regulations of the SEC thereunder, as the case may be, each as in effect on its respective filing date.
(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each SEC Report filed pursuant to the Securities Act did not, and each such SEC Report filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective (or, if amended or superseded by a subsequent filing prior to the date hereof, on the date of such filing), did not, and each such SEC Report filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since August 14, 2002, was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and/or chief financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. As of the date of this Agreement, no Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. None of the Company, any current executive officer of the Company or, to the Company’s knowledge, any former executive officer of the Company has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the SEC Reports filed prior to the date of this Agreement.
3.08 Financial Statements; Internal Controls.
(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports (i) comply, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including Regulation S-X), (ii) have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of footnotes), and (iii) fairly present (except as may be indicated in the notes thereto) the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Except as set forth on Section 3.08(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any Indebtedness.
(b) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States, (ii) that receipts and expenditures are executed in accordance with the authorization of management, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements. No significant deficiency or material weakness was identified in management’s assessment of internal controls as of December 31, 2008 (nor has any such deficiency or weakness been identified between that date and the date of this Agreement).

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.
(d) The audit committee of the Company Board includes an Audit Committee Financial Expert, as defined by Item 407(d)(5)(ii) of Regulation S-K.
(e) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Form 8-K. To the knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics by any such persons.
(f) Except as set forth in Section 3.08(f) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is indebted to any director or officer of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses or in reimbursement of ordinary business expenses and directors’ fees) and no such person is indebted to the Company or any of its Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC.
3.09 Disclosure Documents.
(a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company’s stockholders in connection with the Transactions (the “Company Disclosure Documents”), including the proxy or information statement of the Company (the “Proxy Statement”) to be filed with the SEC for use in connection with the solicitation of proxies from the Company’s stockholders in connection with the adoption of this Agreement and the Company Stockholders Meeting, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.
(b) (i) The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) any Company Disclosure Documents (other than the Proxy Statement), at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.09(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Parent specifically for use therein.

3.10 Absence of Certain Changes.
(a) Since December 31, 2008, (i) the business of the Company and each of its Subsidiaries has been conducted in the ordinary course consistent with past practice, (ii) there has not been any event, change, development or set of circumstances that has had or is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) through the date of this Agreement, there has not been any action or event, nor any authorization, commitment or agreement by the Company or any of its Subsidiaries with respect to any action or event, that if taken or if it occurred after the date hereof would be prohibited by Section 5.01.
(b) Since December 31, 2008, none of the Company and its Subsidiaries has engaged, except in the ordinary course of business consistent with past practice, in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected to occur in subsequent fiscal quarters, (ii) any practice which would have the effect of modifying the fiscal quarter during which collections of receivables or payments by the Company or any of its Subsidiaries occur such that such collections or payments occur during a fiscal quarter other than as would be expected based on past practice, or (iii) any other promotional sales or discount activity similar to that described in clauses (i) and (ii) above.
3.11 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:
(a) liabilities or obligations disclosed and provided for in the Company’s balance sheet as of December 31, 2008 (the “Company Balance Sheet”);
(b) normal or recurring liabilities incurred since December 31, 2008 in the ordinary course of business and in amounts consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and
(c) liabilities or obligations expressly contemplated by this Agreement.
3.12 Litigation.
(a) There is no suit, claim, action, proceeding or investigation (“Proceeding”) pending or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries or any of their respective businesses or assets or any of the directors or employees of the Company or any of its Subsidiaries or, to the knowledge of the Company, its stockholders or representatives (in each case insofar as any such matters relate to their activities with the Company or any of its Subsidiaries) at law or in equity, or before any Governmental Authority, arbitrator or arbitration panel. Neither the Company nor any of its Subsidiaries is subject to any order, writ, injunction or decree against the Company or any of its Subsidiaries or naming the Company or any of its Subsidiaries as a party or, to the knowledge of the Company, by which any of the employees or representatives of the Company or any of its Subsidiaries is prohibited or restricted from engaging in or otherwise conducting the business of the Company or any of its Subsidiaries as presently conducted.

(b) To the knowledge of the Company, there is no investigation or review by any Governmental Authority or self-regulatory authority with respect to the Company or any of its Subsidiaries (excluding investigations and reviews of Proprietary Rights applications by the intellectual property offices of a Governmental Authority) or any of their respective employees (insofar as any such investigation or review relates to their activities with the Company or any of its Subsidiaries) pending or threatened, nor has any Governmental Authority or self-regulatory authority indicated to the Company or any of its Subsidiaries in writing or, to the knowledge of the Company, verbally, an intention to conduct the same.
3.13 Compliance with Law.
(a) The Company and its Subsidiaries and their businesses and operations are and, since January 1, 2006 have been, in compliance with all Laws applicable to the Company or such Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2006 (i) of any administrative or civil, or criminal investigation or audit (other than Tax audits) by any Governmental Authority relating to the Company or any of its Subsidiaries or any of their respective properties or assets, or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries is not in compliance with any Law or Order.
(b) Each of the Company and its Subsidiaries has in effect all material permits necessary for it to own, lease or otherwise hold and to operate its real properties and tangible assets and to carry on its businesses and operations as now conducted. Since January 1, 2006, there have occurred no material defaults (with or without notice or lapse of time or both) under, violations of, or events giving to others any right of termination, amendment or cancellation, with or without notice or lapse of time or both, of, any such permit. The Transactions would not reasonably be expected to cause the revocation or cancellation (with or without notice or lapse of time or both) of any such permit.
3.14 Contracts.
(a) Neither the Company nor any of its Subsidiaries is a party to any of the following types of Contracts (each such Contract and each Contract disclosed on the Company Disclosure Schedule being referred to in this Agreement as a “Material Contract”):
(i) Contract required to be filed by the Company with the SEC pursuant to Item 601 of Regulation S-K under the Securities Act;

(ii) Contract (A) that involves performance of services or delivery of goods, materials, supplies or equipment or developmental commitments to the Company or any of its Subsidiaries, or the payment therefor by the Company or any of its Subsidiaries, in either case providing for an annual payment by the Company of $100,000 or more or (B) between the Company and any distributor or reseller of the products of the Company or any of its Subsidiaries that holds inventory of the products of the Company or any of its Subsidiaries (“Product Inventory”) whose aggregate value, as of December 31, 2008, exceeded $100,000, pursuant to which the Company or any of its Subsidiaries may be required to repurchase Product Inventory upon the termination of such Contract;
(iii) Contract that contains any exclusivity provisions restricting the Company or any of its affiliates or limits the freedom of the Company or any of its affiliates to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company or any of its affiliates after the Closing Date;
(iv) lease or sublease (whether of real or personal property) to which the Company or any of its Subsidiaries is party as either lessor or lessee, providing for either (i) annual payments of $100,000 or more or (ii) aggregate payments after the date hereof of $100,000 or more;
(v) Contract relating in whole or in part to the use, exploitation or practice of any Proprietary Right by the Company or any of its Subsidiaries (including any license or other Contract under which the Company or any of its Subsidiaries is licensee or licensor of any such Proprietary Right (other than Contracts providing for annual payments of less than $300,000 and Contracts licensing off the shelf software with a total replacement cost of less than $100,000);
(vi) Contract relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset);
(vii) Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (other than the Company or any of its Subsidiaries and other than investments in marketable securities in the ordinary course of business consistent with past practices);
(viii) Contract under which the Company or any of its Subsidiaries has any obligations which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);
(ix) Contract providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person other than indemnification obligations of the Company or any of its Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practices;
(x) partnership, joint venture or other similar Contract or arrangement; or
(xi) employee collective bargaining agreement or other Contract with any labor union or employment Contract (other than for employment at-will or similar arrangements).

(b) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in violation of or in default under (nor does there exist any condition, and no event or circumstances have occurred, which upon the passage of time or the giving of notice would cause such a violation of or default under) in any material respect in any Material Contract. Each Material Contract is a valid and binding agreement of the Company or its Subsidiary, as applicable, and, to the knowledge of the Company, any other party thereto, and is in full force and effect except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.
3.15 Taxes.
(a) All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance in all material respects with all applicable Laws (taking into account any extension of time which has been granted within which to file), and all such Tax Returns are, or shall be at the time of filing, true and complete in all material respects.
(b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due or where Taxes are being contested in good faith, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with generally accepted accounting principles in the United States an adequate accrual for all material Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.
(c) The U.S. federal and state income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2003 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.
(d) There are no material Liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries.
(e) No federal, state, local or foreign audits, examinations, investigations or other Proceedings are pending or, to the knowledge of the Company, threatened with regard to any Taxes or Tax Returns of the Company or its Subsidiaries.
(f) There is currently no effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes with respect to the Company or any of its Subsidiaries.
(g) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the five years prior to the date of this Agreement.

(h) Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1).
(i) Except as set forth in Section 3.15(i) of the Company Disclosure Schedule, there is no Contract or other arrangement, plan or agreement by or with the Company or any of its subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount by the Company or any of its subsidiaries that would not be deductible by the Company or such subsidiary by reason of Sections 280G or 162(m) of the Code (or any corresponding provision of state, local or foreign law).
(j) “Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) (a “Taxing Authority”), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of a Person or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of a Person or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any Person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement). “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information. “Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) binding a Person or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts or gains for the purpose of determining any Person’s Tax liability (excluding any indemnification agreements or arrangements pertaining to the sale or lease of assets of the Company or any of its Subsidiaries).
3.16 Employee Benefit Plans.
(a) Except as disclosed in Section 3.16(a) of the Company Disclosure Schedule, there exist no employment, consulting, severance, retention, termination or change-of-control agreements, arrangements or understandings between the Company or any of its Subsidiaries and any individual current or former employee, independent contractor, officer or director (or any dependent, beneficiary or relative of any of the foregoing) of the Company or any of its Subsidiaries (collectively, the “Employees”) with respect to which the annual cash, noncontingent payments thereunder exceed $150,000 or where the contingent and noncontingent annual compensation is reasonably likely to exceed $200,000.

(b) “Benefit Plans” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which (i) are maintained, administered or contributed to by the Company or any affiliate of the Company as of the date of this Agreement and covers any Employees, or (ii) with respect to which the Company or any of its Subsidiaries has any liability. With respect to Benefit Plans, programs, and other arrangements providing incentive compensation or other benefits similar to those provided under any Benefit Plans to any Employee, which plan, program or arrangement is subject to the laws of any jurisdiction outside the United States (“Foreign Plans”), (A) to the knowledge of the Company, the Foreign Plans have been maintained in all material respects in accordance with all applicable Laws, (B) if intended to qualify for special Tax treatment, the Foreign Plans meet all requirements for such treatment, (C) if intended to be funded and/or book-reserved, the Foreign Plans are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (D) no liability which could be material to the Company and its Subsidiaries taken as a whole exists or reasonably could be imposed upon the assets of the Company or any of its Subsidiaries by reason of such Foreign Plans, other than to the extent reflected on the Company Balance Sheet.
(c) Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, has in the past sponsored, maintained or contributed to, or otherwise has any liability with respect to (i) any Benefit Plan subject to Title IV of ERISA, (ii) any non-U.S. defined benefit plan, or (iii) any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.
(d) Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file an application for such determination, from the Internal Revenue Service, and the Company is not aware of any facts that would result in revocation of any such determination letter. The Company has made available to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such Benefit Plan. Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Benefit Plan. The Company has no knowledge of the occurrence of any events with respect to any Benefit Plan that could result in payment or assessment by or against the Company of any excise Taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(e) Except as disclosed in Section 3.16(e) of the Company Disclosure Schedule, the consummation of the Transactions will not (either alone or together with any other event) entitle any employee, director or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any agreement, any Benefit Plan or other employee plan.
(f) Neither the Company nor any of its Subsidiaries has any material liability in respect of post-retirement health, medical or life insurance benefits for Employees of the Company or any of its Subsidiaries except as required to avoid excise Tax under Section 4980B of the Code. All contributions, premiums and other payments that are due have been paid with respect to each Benefit Plan. Except as disclosed in Section 3.16(f) of the Company Disclosure Schedule, no unfunded liabilities with respect to any Benefit Plans exist.
(g) There is no Proceeding pending against or involving (and, to the knowledge of the Company, there is no audit or investigation pending or threatened, and there is no Proceeding threatened, against or involving), any Benefit Plan or any fiduciary thereof with respect to their duties under the Benefit Plan or the assets of any of the trusts thereunder, before any court or arbitrator or any Governmental Authority.
(h) The Company has identified in Section 3.16(h) of the Company Disclosure Schedule and has made available to Parent true and complete copies of (i) all Benefit Plans, (ii) all severance plans and agreements and employment agreements with or relating to directors or executive officers of the Company or any of its Subsidiaries, and (iii) all plans, programs, agreements and other arrangements of the Company and each of its Subsidiaries with or relating to its Employees which contain change in control provisions. Section 3.16(h) of the Company Disclosure Schedule sets forth the amount of any compensation or remuneration of any kind or nature which is or may become payable to any Employee, in whole or in part, by reason of the execution and delivery of this Agreement or the consummation of the Transactions (the “Change of Control Payments”).
3.17 Labor and Employment Matters.
(a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreements or understandings with any labor unions or labor organizations. There is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their businesses, (ii) activity or proceeding by a labor union or representative thereof to the knowledge of the Company to organize any employees of the Company or any of its Subsidiaries, or (iii) lockout, strike, slowdown, work stoppage or threat thereof by or with respect to such employees, and during the last three years there has not been any such action.
(b) Since January 1, 2006, (i) there has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) in respect of the Company or its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has been affected by any transactions or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign applicable Law or regulation which is similar to the WARN Act.

3.18 Insurance Policies.
(a) Section 3.18(a) of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and its Subsidiaries (collectively, the “Insurance Policies”). All of the Insurance Policies or renewals thereof are in full force and effect. There is no material claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which the Company has been notified that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid when due, and the Company and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds. The Company does not have any knowledge of any threatened termination of, cancellation of, or material premium increase with respect to any Insurance Policy.
(b) Section 3.18(b) of the Company Disclosure Schedule identifies each material insurance claim made by the Company or any of its Subsidiaries which is pending as of the date of this Agreement.
3.19 Environmental Matters.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(i) no notice, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, no Proceeding is pending and, to the knowledge of the Company, no investigation or review is pending or threatened and no Proceeding is threatened by any Governmental Authority or other Person relating to or arising out of any failure of the Company or any of its Subsidiaries to comply with any Environmental Law;
(ii) the Company and its Subsidiaries are and have been in material compliance with all Environmental Laws and all permits required by Environmental Laws;
(iii) there has been no release by the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries would reasonably be expected to be liable by Contract or by operation of Law, of any hazardous substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries; and
(iv) there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, and, to the knowledge of the Company, there is no condition, situation or set of circumstances that would reasonably be expected to result in or be the basis for any such liability.

(v) “Environmental Laws” shall mean all federal, state, local and foreign (including without limitation United Kingdom and European Union) statutes, regulations, ordinances and other requirements having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, as the foregoing are enacted or in effect, on or prior to the Closing Date.
(b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries since January 1, 2006 that has not been delivered to Parent at least five business days prior to the date hereof.
(c) For purposes of Section 3.19(b), the terms “Company” and “Subsidiaries” shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.
3.20 Intellectual Property.
(a) Schedule 3.20(a) attached hereto sets forth a complete and correct list, including, to the extent applicable, the current status of such registration or application and the jurisdictions in which each such asset has been issued or registered or in which any application for such issuance and registration has been filed, of: (i) all patented or registered Proprietary Rights owned by the Company or its Subsidiaries, including, without limitation, Internet domain name registrations; (ii) all pending patent applications or other applications for registration of Proprietary Rights owned by the Company or its Subsidiaries and (iii) all trade names and corporate names used by the Company or its Subsidiaries. “Proprietary Rights” means all intellectual property and proprietary rights throughout the world including (i) patents, patent applications and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, corporate names, Internet domain names and other indicia of source, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) trade secrets and confidential information (including inventions, know-how, research and development information, technical data, financial, business and marketing plans, and customer and supplier lists and related information); and (v) computer software and software systems (including data, source code and object code, databases and related documentation).
(b) Schedule 3.20(b) attached hereto sets forth a complete and correct list of: (i) technology used in the operations of the Company or any of its Subsidiaries (“IT Software”) for which the Company or its Subsidiaries paid more than $100,000 in the aggregate in license fees or pays more than $50,000 in annual support fees; (ii) all other licenses or similar agreements or arrangements, in effect as of the date hereof, in which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries is authorized to use any Person’s intellectual property, which (A) is incorporated in, embedded in, or forms a part of any product or service manufactured, distributed, provided, or sold by or for the Company or any of its Subsidiaries or is otherwise bundled, redistributed or sublicensed by the Company or any of its Subsidiaries, other than commercial off-the-shelf software (“Third Party IP”) or (B) is used (or currently proposed to be used) by the Company or any of its Subsidiaries in, and is material to, the business of the Company as currently conducted, other than commercial off-the-shelf software; (iii) other than customer contracts entered into in the ordinary course of business, all licenses or similar agreements or arrangements in which the Company or any of its Subsidiaries is a licensor of Proprietary Rights, including, without limitation, reseller agreements; and (iv) all other agreements or similar arrangements, in effect as of the date hereof, relating to the use of Proprietary Rights by the Company or any of its Subsidiaries, other than commercial off-the-shelf software.

(c) The Company or its Subsidiaries exclusively own, free and clear of any and all Liens (other than non-exclusive licenses granted in the ordinary course) all of the Proprietary Rights set forth in Schedule 3.20(a), have a valid right to use pursuant to the agreements set forth in Schedule 3.20(b) or otherwise own and possess all right, title and interest in and to all other Proprietary Rights that are, to the Company’s knowledge, necessary for the operation of Company’s and its Subsidiaries’ businesses (collectively, the “Company Proprietary Rights”). Neither the Company nor any of its Subsidiaries has received any notice or claim challenging the Company’s ownership of or use of any of the Company Proprietary Rights, or challenging the effectiveness or enforceability of any licenses of Proprietary Rights to the Company or any of its Subsidiaries, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company does not so own or is not so licensed any such Proprietary Right.
(d) Each of the Company and its Subsidiaries has taken reasonable steps in accordance with standard industry practices to protect its rights in Company Proprietary Rights and to maintain the confidentiality of all information that constitutes or constituted a trade secret of the Company or any of its Subsidiaries. All current and former employees, consultants and contractors of the Company or any of its Subsidiaries who have made contributions to the development of any Company products or have conceived, developed or reduced to practice any Company Proprietary Rights have executed and delivered proprietary information, confidentiality, assignment or consulting agreements, as applicable, substantially in the Company’s standard forms (copies of which have been made available to Parent), except where the failure to obtain such agreements does not have a Company Material Adverse Effect. None of the Company’s trade secrets have been disclosed to any Person, other than pursuant to an adequate form of written confidentiality agreement, except where the failure to obtain such agreement does not have a Company Material Adverse Effect on the protection of such trade secrets.
(e) All Company Proprietary Rights, where registered, are subsisting and, to the knowledge of the Company, valid and enforceable, and neither the Company nor any of its Subsidiaries has received any notice or claim challenging the validity or enforceability of any Company Proprietary Rights or alleging any misuse of such Company Proprietary Rights, except for office actions in the ordinary course of prosecution.
(f) To its knowledge, neither the Company nor any of its Subsidiaries is a party to any suit, action or proceeding which involves a claim of infringement, unauthorized use, misappropriation, disclosure or violation of any Proprietary Rights used or owned by any Person against the Company or its Subsidiaries, or challenging the ownership, use, validity or enforceability of any Proprietary Rights owned or used by the Company or its Subsidiaries (excluding actions of the relevant jurisdiction’s patent and trademark office or other governmental intellectual property office) set forth in Section 3.20(f) of the Company Disclosure Schedule.

(g) Neither the Company nor any of its Subsidiaries, nor any third party licensor of all or either of them is in material violation of any license, sublicense or agreement described in Section 3.20(a) or (b) of the Company Disclosure Schedule. Except as otherwise described in Section 3.20(g) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions will not (i) cause the Company or any of its Subsidiaries to be in material violation or material default under any such license, sublicense or agreement, (ii) result in the termination or modification of any such license, sublicense or agreement, or entitle any other party to terminate or modify such license, sublicense or agreement, (iii) entitle any Person to claim any right to use or practice under any Surviving Corporation’s, Parent’s or any of their respective affiliates’ Proprietary Rights or (iv) materially alter, encumber or impair any Company Proprietary Rights.
(h) Neither the operation of the Company’s (nor any of its Subsidiaries’) business as currently conducted, nor any activity of the Company (nor any of its Subsidiaries), conflicts with, infringes or misappropriates the Proprietary Rights (excluding Patents) of any other Person, and to the knowledge of the Company (without any duty to perform patent searches), any Patents owned by any other Person in any jurisdiction where the Company (or any of its Subsidiaries) currently conducts business. Except as specifically identified in Section 3.20(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Proprietary Rights of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of the Company or any of its Subsidiaries (including, but not limited to, its use of Third Party IP), nor to the knowledge of the Company, is there a reasonable basis therefor.
(i) To the knowledge of the Company and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there is no infringement, violation, disclosure or misappropriation by any third party of any of the Proprietary Rights owned by the Company or its Subsidiaries or used by the Company or its Subsidiaries in the operation of the Company’s business and (ii) there is no infringement, violation, disclosure or misappropriation by any Person of any Third Party IP.
(j) Neither the Company nor its Subsidiaries have granted nor are any of them obligated to grant a license to any source code that is incorporated in compiled, binary form in or otherwise forms a part of any product manufactured, distributed and sold by or for the Company or any of its Subsidiaries, other than in connection with any software escrow arrangement entered into between the Company and its customers in the ordinary course of business, pursuant to a written agreement substantially similar to the Company’s standard form of software escrow agreement previously furnished to Parent. None of the software whose Proprietary Rights are owned or exclusively licensed by the Company or its Subsidiaries or that is incorporated in, is, or forms a part of any product manufactured, distributed, or sold by or for the Company or any of its Subsidiaries is subject to any obligation (whether under any “open source” license agreement or otherwise) that it be licensed and/or made available in source code form to any Person and the software products of the Company (“Company Software”) do not contain any open source software and the sale or licensing of the Company Software in the ordinary course of business is not governed, in whole or in part, by the terms of the GNU General Public License or any other open source license requiring, as a condition of the license, that the Company license or disclose the source code of any of the Company Software.

(k) To the knowledge of the Company, (i) except for ordinary course software bugs and errors typical for software of the type distributed by Company, there are no defects in any of the Company’s products that would prevent them from performing substantially in accordance with their user specifications and (ii) the Company’s products are free from viruses, worms, and Trojan horses, excluding key registration and activation mechanisms and self-help mechanisms.
(l) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company has not been in violation of, and is in compliance with, the Export Administration Act.
3.21 Properties.
(a) The Company and each of its Subsidiaries has good and marketable fee title to, or valid leasehold interests in, all of their tangible properties and tangible assets which are reflected on the Company Balance Sheet, or which are, individually or in the aggregate, material to the business or financial condition of the Company. All such assets and properties, other than assets and properties in which the Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for Permitted Liens.
(b) Neither the Company nor any of its Subsidiaries owns any real property. Section 3.21(b) of the Company Disclosure Schedule sets forth a complete and correct list of all real property and interests in real property leased by the Company or any of its Subsidiaries involving annual rental payments in excess of $100,000.
(c) The Company or its Subsidiaries, as applicable, holds all rights, title and interest of the tenant to all real property leased by the Company or its Subsidiaries, free and clear of any encumbrances created by the Company against its leasehold interest (except Permitted Liens). Each lease relating to such leased real property has been duly authorized and executed by the Company or such Subsidiary, as applicable, and is in full force and effect, and neither the Company nor any of its Subsidiaries is in any material default under any of said leases nor, to the knowledge of the Company, is any other party to such leases in material default.
(d) All tangible assets owned or leased by the Company or its Subsidiaries have been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.
3.22 Interested Party Transactions; Minutes.
(a) Neither the Company nor any of its Subsidiaries, on the one hand, is a party to any transaction or agreement with any affiliate, stockholder that beneficially owns 5% or more of the Company’s outstanding common stock, or director or executive officer of the Company or any of its Subsidiaries, on the other hand, other than as specifically disclosed in Section 3.22(a) of the Company Disclosure Schedule; and

(b) no event has occurred since the date of the Company’s last proxy statement to its stockholders that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.
(c) The Company has heretofore made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders of the Company, the Company Board and each committee of the Company Board held since January 1, 2006; provided that, with respect to meetings for which draft or final minutes are not yet available, the Company has provided to Parent a materially complete and correct summary thereof.
3.23 Certain Business Practices.
(a) Neither the Company nor any of its Subsidiaries nor (to the knowledge of the Company) any director, officer, agent or employee of the Company or any of its Subsidiaries (i) used any funds for unlawful contributions, gifts, entertainment or other expenses relating to political activity or for the business of the Company or any of its Subsidiaries, (ii) made any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company or any of its Subsidiaries, (iii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, or (v) made any other unlawful payment.
(b) Each of the Company and its Subsidiaries has conducted its business in compliance with Title 31, Chapter V of the Code of Federal Regulations.
3.24 Finders’ Fees. Except for J.P. Morgan Securities Inc., a copy of whose engagement agreement has been made available to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries, who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.
3.25 Opinion of Financial Advisor. The Company Board has received the opinion of J.P. Morgan Securities Inc., (the “Financial Advisor”), to the effect that, as of the date of this Agreement, and based upon and subject to the qualifications and assumptions set forth therein, the consideration to be received by the holders of Common Shares in the Merger is fair from a financial point of view to such holders, a written copy of which opinion has been delivered to Parent for informational purposes only.
3.26 Antitakeover Statutes; Company Rights Agreement.
(a) The Company and the Company Board have taken all action necessary to approve the Merger, this Agreement and the Transactions for the purposes of Section 203 of DGCL, and, accordingly, assuming the facts set forth in Section 4.07, neither the restrictions set forth in Section 203 nor the provisions of any other antitakeover or similar statute or regulation apply or purport to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under U.S. state or federal laws apply to the Merger, this Agreement and the Transactions.

(b) The Company has taken all action necessary (i) to render the Company Rights inapplicable to the Merger, this Agreement and the Transactions, and (ii) ensure that (A) neither PLC, Parent, Merger Sub nor any of their affiliates will become an “Acquiring Person” (as such term is defined in the Rights Agreement), (B) none of a “Distribution Date”, “Stock Acquisition Date” or a “Triggering Event” (each as defined in the Rights Agreement) shall occur, and (C) the Company Rights will not separate from the Common Shares, in each case, by reason of the approval or execution of this Agreement, the announcement or consummation of the Merger, this Agreement or the Transactions.
3.27 Disclosure Documents.
(a) The information with respect to the Company and its affiliates which the Company or its affiliates furnish to PLC or its subsidiaries in writing specifically for use in any Parent Disclosure Documents will, to the knowledge of the Company and its affiliates, having taken all reasonable care to ensure that such is the case, be in accordance with the facts and contain no omission likely to affect its import (i) in the case of the Circular or Prospectus, as supplemented or amended, if applicable, at the time such Circular or Prospectus or any amendment or supplement thereto is first distributed or disseminated to shareholders of PLC and at the time such shareholders vote on adoption of this Agreement and the consummation of the Merger and at the Effective Time, and (ii) in the case of any Parent Disclosure Document other than the Circular or Prospectus, at the time of the filing of such Parent Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF MERGER SUB, PLC AND PARENT
Each of Merger Sub, PLC and Parent represents and warrants that:
4.01 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the Delaware, and PLC is a corporation duly incorporated, validly existing and in good standing under the laws of England and Wales. PLC owns all of the issued and outstanding shares of Parent capital stock, free and clear of any Lien. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and each of Parent, Merger Sub and PLC is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. As used in this Agreement, the term “Purchaser Material Adverse Effect” means any circumstance, effect, event, or change that, individually or in the aggregate prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of any of Parent, PLC, Merger Sub and their respective Subsidiaries to perform their obligations under this Agreement or to consummate the Transactions in accordance with the terms hereof.

4.02 Corporate Authorization. Parent and PLC each have all necessary corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement, to perform their respective obligations hereunder and thereunder and to consummate the Merger and the Transactions. The execution, delivery and performance by Parent and PLC of this Agreement and the consummation by Parent and PLC of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and PLC and no other corporate proceedings on the part of Parent or PLC are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, a resolution of the shareholders of PLC (the “PLC Approval”), duly passed at a general meeting (or an adjournment of that meeting) approving the entering into by Parent and Merger Sub of this Agreement and the consummation of the Merger for the purposes of LR 10.6.1R of the Listing Rules published by the United Kingdom Financial Services Authority (the “Listing Rules”) requiring PLC to prepare and publish a circular (the “Circular”) and prospectus (the “Prospectus”) approved by the United Kingdom Listing Authority pursuant to LR2.2.10R and LR13.2.1R of the Listing Rules). The Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement to perform its obligations hereunder and thereunder and to consummate the Merger and the Transactions. The execution, delivery and performance of this Agreement by the Merger Sub and the consummation by the Merger Sub of the Merger and the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the Parent as the holder of a majority of the then outstanding shares of Merger Sub Common Stock and the filing of appropriate merger documents as required by the DGCL). The board of directors of Merger Sub has unanimously approved this Agreement, declared it to be advisable and resolved to recommend to Parent that it vote in favor of the adoption of this Agreement in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by PLC, Parent and the Merger Sub and constitutes the legal, valid and binding obligation of each of PLC, Parent and Merger Sub, enforceable against each of PLC, Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Laws affecting creditors’ rights generally and by general principles of equity. Since incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Parent owns all of the issued and outstanding shares of Merger Sub capital stock, free and clear of any Lien.
4.03 Governmental Authorization. Assuming compliance with the matters referred to in Section 4.02, the execution, delivery and performance by PLC, Parent and Merger Sub of this Agreement and the consummation by PLC, Parent and Merger Sub of the Transactions require no action by, or filing with, any Governmental Authority, other than (i) the filing of the Merger Certificate with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with applicable requirements of (A) the HSR Act and (B) any foreign merger control or competition laws and regulations, (iii) the approval of the Circular and Prospectus by the United Kingdom Listing Authority and compliance with all applicable Listing Rules and Prospectus Rules published by the United Kingdom Financial Services Authority, (iv) the filing of the Prospectus with the Registrar of Companies in the United Kingdom, and (v) any other actions or filings the absence of which would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

4.04 Non-contravention. The execution, delivery and performance by PLC, Parent and Merger Sub of this Agreement and the consummation by PLC, Parent and Merger Sub of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent, the certificate of incorporation or bylaws of Merger Sub or memorandum and articles of association of PLC, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (iii) assuming compliance with matters referred to in Section 4.02 require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which PLC, Parent or any of its Subsidiaries is entitled under, any provision of any agreement or other instrument binding upon PLC, Parent or Merger Sub, with such exceptions, as would not reasonably be expected to have a Purchaser Material Adverse Effect.
4.05 Disclosure Documents.
(a) The information with respect to PLC, Parent and any of their respective Subsidiaries that PLC or Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, and (ii) in the case of any Company Disclosure Document other than the Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.
(b) Each document required to be filed by PLC for approval by United Kingdom Listing Authority or required to be distributed or otherwise disseminated to the PLC shareholders in connection with the Transactions (the “Parent Disclosure Documents”), including the Prospectus and Circular and any amendments or supplements thereto, when distributed or disseminated, as applicable, will comply as to form and substance in all material respects with the applicable requirements of the Listing Rules and all applicable Laws.
(c) The Circular, Prospectus and any other Parent Disclosure Documents, as supplemented or amended, if applicable, at the time such Circular, Prospectus or any amendment or supplement thereto is first distributed or disseminated to shareholders of PLC, at the time such shareholders vote on approving the entering into by Parent and Merger Sub of this Agreement and the consummation of the Merger and at the Effective Time, will, to the knowledge of PLC having taken all reasonable care to ensure that such is the case, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.05(c) will not apply to statements or omissions included in the Circular or Prospectus or other Parent Disclosure Document relating to the Company or its affiliates or which are based upon information furnished to PLC in writing by the Company or its affiliates specifically for use therein.

4.06 Financing. PLC has provided to the Company a true and correct copy (redacted with respect to confidential information relating to Parent, any of its affiliates or any of their respective operations, transactions or plans) of the $175,000,000 Credit Facility Agreement, dated as of the date hereof (the “Credit Agreement”) among PLC, the lenders party thereto (the “Lenders”) and the other parties named therein pursuant to which the Lenders have agreed to make available the credit facilities as described therein (the “Financing”), which Financing, after giving effect to all contemplated uses thereof by the Parent and PLC, is sufficient to enable the Parent and PLC to pay the Merger Consideration in full. As of the date hereof: (a) the Credit Agreement is in full force and effect and all terms and conditions relating to the Financing, including all conditions precedent and other contingencies relating to the Financing, are set forth in the Credit Agreement, (b) there is no “default” or “event of default” (however defined) existing under the Credit Agreement, (c) to PLC’s knowledge no event has occurred and exists which would prevent the satisfaction of the conditions to the Financing at the Effective Time and (d) PLC has no knowledge of any facts or circumstances that would result in any of the conditions to the Financing not being satisfied.
4.07 Not Interested Stockholder. From the date that is three years prior to the date of this Agreement, none of PLC, Parent or Merger Sub, or any of their respective affiliates and Associates (as such terms are defined in Section 203 of the DGCL), is or has been an Interested Stockholder of the Company for purposes of Section 203 of the DGCL.
4.08 Brokers. Except for Arma Partners LLP, no broker, finder, financial adviser or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, PLC or any of its subsidiaries.
4.09 Working Capital as of the Date Hereof. PLC is of the belief, on the basis that the information provided by the Company and its representatives to PLC and its representatives to date concerning the Company and its Subsidiaries and their respective working capital positions accurately represents the position as at the date hereof, that the working capital available to PLC and its Subsidiaries (as enlarged by the Transactions) would be sufficient for their present requirements were the Transactions to be completed as of the date hereof.

ARTICLE 5
COVENANTS
5.01 Conduct of Business of the Company.
Except for matters expressly required, permitted or contemplated by this Agreement, set forth in Section 5.01 of the Company Disclosure Schedule, or as otherwise consented to in advance in writing by Parent, from the date of this Agreement to the Effective Time, the Company shall use reasonable best efforts to, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice, maintain in effect all of its permits necessary to conduct its business in the ordinary course consistent with past practice and (i) preserve intact its material assets, material Proprietary Rights and current business organization, (ii) keep available the services of its directors, officers and key employees, or (iii) preserve its relationships with its customers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with it with the objective of preserving unimpaired their goodwill and ongoing business. In addition, without limiting the generality of the foregoing, except for matters expressly permitted or contemplated by this Agreement or set forth in Section 5.01 of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent;
(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent, (ii) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries, (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its Subsidiaries, (iv) purchase, repurchase, redeem or otherwise acquire any capital stock of the Company or capital stock of the Subsidiaries of the Company (including, without limitation, securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of the Company or any of its Subsidiaries), other than pursuant to currently existing Contracts providing for the repurchase of the Company’s capital stock upon the departure or termination of an employee, (v) amend any term of any capital stock of the Company or of its Subsidiaries (in each case, whether by merger, consolidation or otherwise), or (vi) sell, transfer or pledge, or agree to sell, transfer or pledge, any equity interest owned by the Company in any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its Subsidiaries;
(b) authorize for issuance, issue, deliver, sell, grant, pledge, transfer, or agree or commit to issue, sell or deliver or otherwise encumber or dispose of or subject to any Lien (whether through the issuance or granting of options, commitments, subscriptions, rights to purchase or otherwise), any shares of the Company’s capital stock or the capital stock of any of its Subsidiaries, any other securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights or phantom interests), other than (i) the issuance and delivery of Common Shares upon the exercise of Options that are outstanding on the date of this Agreement or (ii) the grant in the ordinary course of business to newly hired employees after the date hereof of up to 25,000 Options pursuant to the Company’s Option grant guidelines (provided, that in each case the Company shall within one business day following any such grant inform Parent in writing as to the amount of Options granted and the strike price therefore);
(c) amend change its certificate of incorporation, bylaws or comparable organizational documents (whether by merger, consolidation or otherwise);
(d) make any capital expenditures or incur any obligations or liabilities in respect thereof in excess of $500,000 per calendar quarter; provided, that in no event shall any particular capital expenditure (or group of related capital expenditures) be in excess of $100,000 without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed);

(e) acquire (i) any material amount of stock or assets of any other Person (in connection with a purchase of such Person’s business whether in whole or in part), whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise or (ii) any other material assets (other than assets acquired in the ordinary course of business for amounts that are consistent with past practice);
(f) (i) establish or acquire any Subsidiary other than wholly-owned Subsidiaries or Subsidiaries organized outside of the United States and its territorial possessions or (ii) amend, modify or waive any term of any outstanding security of the Company or any of its Subsidiaries, except in connection with terminating the Options, the Stock Plans and the ESPP;
(g) pledge, transfer, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any material Subsidiary of the Company or any of the assets or properties of the Company or any of its material Subsidiaries, except for (i) immaterial properties or assets (or immaterial portions of properties or assets) or (ii) pursuant to existing contracts or commitments for inventory in the ordinary course of business consistent with past practice;
(h) (i) grant to any current or former director, officer, employee or consultant of the Company or any Subsidiary of the Company any increase in any manner in compensation or benefits, or pay any bonus thereto except bonuses granted in the ordinary course consistent with past practice in accordance with, and paid on the terms and conditions of, existing bonus plans, policies or agreements listed on Section 5.01(h)(i) of the Company Disclosure Schedule, (ii) terminate any employee other than in the ordinary course of business or grant or pay to any current or former director, officer, employee or consultant of the Company or any Subsidiary of the Company any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits, except in connection with actual termination in the ordinary course of any such Person to the extent required under applicable Law or existing plans, policies, agreements or arrangements listed on Schedule 5.01(h)(ii) of the Company Disclosure Schedule, (iii) establish, adopt, enter into or amend any Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any current or former director, officer or employee in existence on the date hereof (other than entering into offer letters that contemplate “at will” employment without severance benefits or as otherwise permissible under this Section 5.01) or collective bargaining agreement, (iv) take any action to accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or (v) make any Person a beneficiary of any retention or severance plan under which such Person is not, as of the date of this Agreement, a beneficiary which would entitle such Person to payments, vesting, acceleration, or any other right as a consequence of consummation of the Transactions and/or termination of employment;

(i) hire, elect or retain any officer, except for prospective employees who have been provided offer letters made available to Parent prior to the date of this Agreement as described in Schedule 5.01(i) of the Company Disclosure Schedule; provided that consent with respect to this Section 5.01(i) shall not be unreasonably withheld or delayed;
(j) enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any current or former officer, director, employee or other affiliate of the Company or any of its Subsidiaries (or any affiliate of any of the foregoing) other than as contemplated by this Agreement, including any existing employment, consulting, severance, termination, change-of-control or indemnification agreement with any current or former director, officer or employee of the Company;
(k) revalue in any material respect any of its assets (including, without limitation, writing down or writing off any of its material assets, including any Proprietary Rights and any notes or accounts receivable in any material manner, or making any material change in any method of accounting or accounting principles, practices or procedures, except for any such change required by generally accepted accounting principles in the United States or applicable Law, including Regulation S-X under the Exchange Act (in each case following consultation with the Company’s independent auditor));
(l) (i) assume, purchase, repurchase, prepay or incur any Indebtedness, including by way of a guarantee, issuance or sale of debt securities or any merger, business combination or other acquisition, (ii) issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (iii) guarantee any debt securities of others or enter into any “keep well” or other agreement to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iv) create any Lien on any material asset of the Company or any of the Subsidiaries of the Company, (v) make or forgive any loans, advances or capital contributions to, guarantees for the benefit of, or investments in, any other Person, other than to the Company or any of its wholly owned Subsidiaries; or (iv) assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for the obligations of the Subsidiaries of the Company permitted under this Agreement;
(m) make or change any Tax election, settle or compromise any material Tax claim, audit or assessment, change any annual Tax accounting period, adopt or change any method of Tax accounting policies, practices and procedures used by the Company and its Subsidiaries as of the date hereof, amend in any material respect any Tax Returns or file claims for material Tax refunds, enter into any closing agreement, settle or compromise any material Tax liability, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability;
(n) adopt or put into effect a plan or agreement of, or resolutions providing for or authorizing, any complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its material Subsidiaries, other than any transaction specifically contemplated by this Agreement;
(o) enter into or materially amend, modify or supplement any transaction, commitment or Contract outside the ordinary course of business, or waive, release, grant, assign or transfer any of its material rights or claims (whether such rights or claims arise under a Contract or otherwise);

(p) renegotiate or enter into any new license, agreement or arrangement relating to any Proprietary Rights, except for customer contracts entered into in the ordinary course of business,
(q) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in any individual case, other than claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves) in each case, the payment, discharge, settlement or satisfaction of which does not include any obligation (other than the payment of money) to be performed by the Company or any of its Subsidiaries or (ii) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party;
(r) except as expressly set forth on Section 5.01(r) of the Company Disclosure Schedule, institute, settle, or agree to settle any material pending or threatened suit, action, claim or litigation, before any arbitrator, court or other Governmental Authority (for the avoidance of doubt, any settlement or Claim, consent decree which involves a conduct remedy or injunctive, equitable or similar relief or has a restrictive impact on business or involves payments in excess of $100,000 in the aggregate shall be deemed to be material);
(s) agree to (i) any exclusivity provision or covenant of the Company or any of its Subsidiaries not to compete with the business of any other Person, or (ii) any other covenant of the Company or any of its Subsidiaries restricting in any material respect the development, manufacture, marketing or distribution of the products or services of the Company or any of its Subsidiaries or otherwise limiting in any material respect the freedom of the Company or any Subsidiary of the Company to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any material assets or that would so limit the freedom of Parent or any of its affiliates in any material respect after the consummation of the transactions contemplated hereby;
(t) enter into any new line of business;
(u) other than as expressly permitted by Section 5.10, take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement;
(v) take any action that would, or is reasonably likely to, make any representation or warranty of the Company hereunder, or omit to take any action necessary to prevent any representation or warranty of the Company hereunder from being, inaccurate in any material respect at, or as of any time before, the Effective Time, or take any action that would, or is reasonably likely to, result in, or omit to take any action necessary to prevent, any of the conditions to the Merger set forth in Article 6 not being satisfied;

(w) authorize, resolve, commit or agree to take any of the foregoing actions.
The Company and its Subsidiaries shall:
(x) (i) maintain in all material respects any real property to which the Company and any of its material Subsidiaries have ownership or a leasehold interest (including, without limitation, the furniture, fixtures, equipment and systems therein) in its current condition, subject to reasonable wear and tear and subject to any casualty or condemnation, (ii) timely pay all Taxes, water and sewage rents, assessments and insurance premiums affecting such real property and (iii) timely comply in all material respects with the terms and provisions of all leases, contracts and agreements relating to such real property and the use and operation thereof; and
(y) (i) comply with their obligations under the Material Contracts as such obligations become due, (ii) continue in force insurance covering risks of such types and in such amounts as are consistent with the Company’s past practices and (iii) not permit any insurance policy naming it as beneficiary or loss payable payee to be canceled or terminated.
5.02 Stockholders Meetings.
(a) The Company, acting through the Company Board, shall, in accordance with applicable law and its certificate of incorporation and bylaws, duly call, give notice of, convene and hold a special meeting of its Stockholders (the “Company Stockholders Meeting”) as soon as reasonably practicable following the clearance by the SEC of the Proxy Statement for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and such other matters as may be necessary to effectuate the Transactions. The Company Board shall (i) recommend to the Stockholders of the Company the approval and adoption of this Agreement and the Merger, (ii) include in the Proxy Statement such favorable recommendation of the Company Board that the Stockholders of the Company vote in favor of the approval and adoption of this Agreement, (iii) take all lawful actions to solicit such approval from the Stockholders of the Company and (iv) not withdraw or modify such favorable recommendation, in each case, unless the Company Board, after consultation with independent outside legal counsel, determines in good faith that taking such action, in the case of subsections (i), (ii) or (iii), or failing to modify or withdraw such recommendation, would be inconsistent with the Company Board’s fiduciary duties to the Company’s Stockholders under applicable law.
(b) As soon as reasonably practicable following the execution of this Agreement and in connection with the Company Stockholders Meeting, the Company shall (i) promptly prepare and file with the SEC, use its commercially reasonable efforts to have cleared by the SEC and thereafter mail to its Stockholders as promptly as practicable the Proxy Statement and all other proxy materials required in connection with such meeting, (ii) notify Merger Sub, Parent and PLC of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Merger Sub, Parent and PLC copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) give Merger Sub, Parent and PLC and their counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Merger Sub, Parent and PLC and their counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) subject to Section 5.02(a), use its reasonable best efforts to obtain the necessary approvals by its Stockholders of this Agreement and the Merger and (v) use its commercially reasonable efforts otherwise to comply with all legal requirements applicable to the

Company Stockholders Meeting. Except to the extent required by Law, the Company will not (x) change the date specified in the Proxy Statement for the Company Stockholders Meeting or (y) postpone, adjourn or delay the Company Stockholders’ Meeting, except, in each case, after consultation with PLC, (I) to the extent necessary to ensure that any amendment or supplement to the Proxy Statement required by applicable Law is provided to the stockholders of Company sufficiently in advance of the Company Stockholders’ Meeting or (II) if there are an insufficient number of shares of Company Common Stock represented in person or by proxy at the Company Stockholders Meeting to constitute a quorum or to approve this Agreement, the Merger and the Transactions contemplated hereby, in which case Company may adjourn the Company Stockholders Meeting and use its commercially reasonable efforts to obtain a quorum and the requisite vote to approve this Agreement, the Merger and the transactions contemplated hereby as promptly as practicable in the prevailing circumstances.
(c) PLC, acting through the board of PLC, shall, in accordance with applicable Law and its memorandum and articles of association, duly call, and give notice of, convene and hold a general meeting of its shareholders for the purpose of considering and voting upon the approval and adoption of this Agreement, and the Merger and such other matters as may be necessary to effectuate the Transactions (the “PLC Shareholders Meeting”) as soon as reasonably practicable following approval by the United Kingdom Listing Authority of the Circular and Prospectus. Notwithstanding the above, PLC shall, not later than ten days following approval by the United Kingdom Listing Authority of the Circular and Prospectus, mail first class or otherwise distribute, disseminate or make available (as required) to its shareholders the Prospectus and the Circular (the Circular to contain notice of the PLC Shareholders Meeting) and all other materials required in connection with the PLC Shareholders Meeting. Except to the extent required by Law, PLC will not postpone, adjourn or delay the PLC Shareholders Meeting, except, in each case, after consultation with the Company, (I) to the extent necessary to ensure that any amendment or supplement to the Prospectus or Circular required by applicable Law is provided to the stockholders of PLC sufficiently in advance of the PLC Shareholders Meeting or (II) if there are an insufficient number of ordinary shares of PLC represented in person or by proxy at the PLC Shareholders Meeting to constitute a quorum or to approve and adoption of this Agreement, the Merger and such other matters as are necessary to effectuate the Transactions, in which case PLC may adjourn the PLC Shareholder Meeting and use its commercially reasonable efforts to obtain a quorum and the requisite vote to approve this Agreement, the Merger and such other matters to effectuate the Transactions as promptly as practicable in the prevailing circumstances. The board of PLC shall (i) within the Circular, recommend to the shareholders of PLC the approval and adoption of this Agreement and the Merger (ii) take all lawful actions to solicit such approval from the shareholders of PLC, and (iii) not withdraw or modify such favorable recommendation. As soon as reasonably practicable following the execution of this Agreement and in connection with the PLC Shareholders’ Meeting, PLC shall (i) prepare and file with the United Kingdom Listing Authority the Circular and Prospectus and use its commercially reasonable efforts to have the Circular and Prospectus approved by the United Kingdom Listing Authority as soon as practicable, (ii) notify the Company of the receipt of any comments of the United Kingdom Listing Authority with respect to the Circular and Prospectus and of any requests by the United Kingdom Listing Authority for any amendment or supplement thereto or for additional information and shall promptly provide to the Company copies of all correspondence between PLC or any representative of PLC and the United Kingdom Listing Authority, (iii) give the Company and its counsel the opportunity to review the Circular and Prospectus prior to its being filed with the United Kingdom Listing Authority and shall give the Company and its counsel the opportunity to review all amendments and supplements to the Circular and Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the United Kingdom Listing Authority, (iv) use its commercially reasonable efforts otherwise to comply with all legal requirements applicable to the PLC Shareholders’ Meeting and (v) use its commercially reasonable efforts to secure the readmission of the existing issued ordinary shares of £0.10 each in the share capital of PLC by the United Kingdom Listing Authority to the Official List and by the London Stock Exchange plc to trading on the main market of the London Stock Exchange.
(d) Parent, as the sole stockholder of Merger Sub shall, immediately following the execution of this Agreement by the parties hereto, approve and adopt this Agreement and the Merger.
5.03 Filings and Consents. Subject to the terms and conditions of this Agreement, each of the parties hereto (i) shall use its commercially reasonable efforts to cooperate with one another in determining which filings are required to be made by each party prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained by each party prior to the Effective Time from, Governmental Authorities or other third parties in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (ii) shall use its commercially reasonable efforts to assist the other parties hereto in timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers required to be made and obtained by the other party. Without limiting the foregoing, each of the parties hereto shall (and shall use its commercially reasonable efforts to cause their affiliates, directors, officers, employees, agents, attorneys, accountants and representatives to) consult and fully cooperate with and provide assistance to each other in seeking early termination of any waiting period under the HSR Act or any foreign merger control or competition laws and regulations, if applicable; it being agreed that no party shall be under any obligation to divest of any assets or hold separate any assets or take any other similar measures in connection with any demand therefor by any Governmental Authority as a pre-condition to the approval of the Transactions by any such Governmental Authority. Prior to making any application to or filing with any Governmental Authority in connection with this Agreement, each party shall provide the other party with drafts thereof (excluding any confidential information included therein) and afford the other party a reasonable opportunity to comment on such drafts. Each of the Company and Parent shall bear one half of the fees of any required filing to be made with any Governmental Authorities in connection with the Transactions.

5.04 Access to Information. From the date of this Agreement until the earlier of the Effective Time or the date this Agreement is validly terminated in accordance with Article 7, and subject to the requirements of any Law, including any anti-trust Law, the Company will, and will cause each of its Subsidiaries and its and their affiliates, and each of their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors and representatives (collectively, the “Company Representatives”) to, give Merger Sub, Parent and PLC and their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors, representatives, consultants and financing sources (collectively, the “Purchaser Representatives”) access, upon reasonable notice and during the Company’s normal business hours, to the offices and other facilities, to the senior officers and other Company Representatives, and to the books and records of the Company and each of its Subsidiaries and will cause the Company Representatives and its Subsidiaries to furnish or make available to PLC, Parent, Merger Sub and the Purchaser Representatives such financial and operating data and such other information with respect to the business and operations of the Company or any of its Subsidiaries as PLC, Parent, Merger Sub or the Purchaser Representatives may from time to time reasonably request. Unless otherwise required by Law, each of PLC, Parent and Merger Sub will, and will cause the Purchaser Representatives to, hold any such information in confidence in accordance with the terms of the Confidentiality Agreement (as defined below). Except as otherwise agreed to by the Company, and notwithstanding termination of this Agreement, the terms and provisions of the Confidentiality Agreement, agreed to as of October 9, 2007 (the “Confidentiality Agreement”), between an affiliate of Parent and the Company shall apply to all information furnished to any Purchaser Representative by any Company Representative hereunder or thereunder.
5.05 Notification of Certain Matters. Each of the parties hereto shall promptly notify the others in writing of (a) receipt of any notice from any third party alleging that the consent of such third party is or may be required in connection with the Transactions, (b) any Company Material Adverse Effect or Purchaser Material Adverse Effect, as the case may be, (c) any material claims, actions, proceedings or governmental investigations commenced or, to its knowledge, threatened, involving or affecting the Company or any of its Subsidiaries or any of their property or assets, (d) any representation or warranty made by such party contained in this Agreement becoming untrue or inaccurate in any material respect and (e) any failure of the Company, Merger Sub, PLC, or Parent, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification or investigation by any party shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder, nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice.
5.06 Public Announcements. Each of the parties hereto agrees that, promptly following the execution of this Agreement, the Company shall (a) issue a press release in a form mutually agreed to by PLC and Parent announcing the execution of this Agreement and the Transactions and (b) file a current report with the SEC on Form 8-K attaching such press release and a copy of this Agreement as exhibits. Thereafter, the parties hereto agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the other Transactions, agree to provide to each other for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable Law.

5.07 Indemnification; Directors’ and Officers’ Insurance.
(a) The certificate of incorporation and the bylaws of the Surviving Corporation shall contain provisions with respect to indemnification, advancement of expenses and director exculpation substantially similar to those set forth in the Company’s certificate of incorporation and bylaws as in effect at the date hereof (to the extent consistent with applicable Law), which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were entitled to indemnification, advancement of expenses or exculpation under the Company’s certificate of incorporation or bylaws in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), unless otherwise required by applicable Law.
(b) From and after the Effective Time and until the expiration of any applicable statutes of limitation, the Surviving Corporation shall indemnify, defend and hold harmless each person who is or has been prior to the date hereof or who becomes prior to the Effective Time an officer, director, employee or agent of the Company (collectively, the “Indemnified Parties”) against all losses, claims, damages, expenses, liabilities or amounts that are paid in settlement of, or otherwise incurred (“Losses”) (but only to the extent such Losses are not otherwise covered by insurance and paid), in connection with any claim, action, suit, demand, proceeding or investigation (a “Claim”), to which any Indemnified Party is or may become a party to by virtue of his or her service as a present or former director, officer, employee or agent of the Company and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the Effective Time (including, without limitation, the Transactions), in each case, to the fullest extent permitted and provided in the Company’s certificate of incorporation and bylaws as in effect at the date hereof (and shall pay expenses in advance of the final disposition of the claim(s) that are reasonably incurred in defending any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL as provided in the Company’s certificate of incorporation and bylaws as in effect at the date hereof, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by the DGCL).
(c) Any Indemnified Party wishing to claim indemnification under this Section 5.07 after the Effective Time, upon learning of any such Claim, shall notify the Surviving Corporation thereof (although the failure to so notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that the Surviving Corporation may have under this Section 5.07, except to the extent such failure materially prejudices the Surviving Corporation). In the event of any such Claim, the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or if there is an actual or potential conflict of interest between, or different defenses exist for the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel reasonably satisfactory to him or her and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received by the Surviving Corporation; provided, however, that (i) the Surviving Corporation shall not, in connection with any such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, (ii) the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed; and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d) Prior to the Effective Time, the Company shall procure a “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy with terms and conditions reasonably satisfactory to the Company Board, so long as the cost thereof does not exceed the amount set forth in Section 5.07(d) of the Company Disclosure Schedule in the aggregate, it being agreed that the Company shall use commercially reasonable efforts to obtain competitive quotes for such insurance coverage in an effort to reduce the cost thereof.
(e) This Section 5.07 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs, legal representatives, successors, assigns and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. The provisions of this Section 5.07 are in addition to, and not in substitution for, any other rights to indemnification that the Indemnified Parties, their heirs and personal representatives may have by contract or otherwise.
(f) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, as a condition to such consolidation, merger, transfer or conveyance, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume and agree to perform the obligations set forth in this Section 5.07.
5.08 Further Assurances; Commercially Reasonable Efforts. Except as otherwise provided in this Agreement, prior to the Effective Time, the parties hereto shall use their commercially reasonable efforts to take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Merger and the other Transactions on the terms and subject to the conditions set forth in this Agreement.
5.09 Third Party Standstill Agreements. From the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 7 or the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company is a party (other than involving Parent or its affiliates) unless the Company Board, after consultation with independent outside legal counsel, determines in good faith that failing to take such action would be inconsistent with its fiduciary duties to the Company’s Stockholders under applicable Law. During such period, the Company agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including, but not limited to, seeking injunctions to prevent any breaches of such agreements or to enforce specifically the terms and provisions thereof in a court in the United States or any state thereof having jurisdiction unless the Company Board, after consultation with independent outside legal counsel, determines in good faith that taking such action would be inconsistent with its fiduciary duties to the Company’s Stockholders under applicable Law.

5.10 No Solicitation.
(a) From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article 7, the Company, its Subsidiaries and their affiliates shall not, and shall cause the Company Representatives not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiry in connection with or the making of any proposal from any Person that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined in Section 5.10(f)), (ii) enter into, explore, maintain, participate in or continue any discussion or negotiation with any Person (other than Merger Sub, Parent, PLC or any of the Purchaser Representatives, as applicable) regarding an Acquisition Proposal, or furnish to any Person (other than Merger Sub, Parent, PLC or any of the Purchaser Representatives, as applicable) any information or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person (other than Merger Sub, Parent, PLC or any of the Purchaser Representatives, as applicable) to make or effect an Acquisition Proposal or (iii) enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Acquisition Proposal; provided, however, that nothing contained in this Section 5.10 shall prohibit the Company Board, prior to approval of this Agreement by the Stockholders of the Company at the Company Stockholders Meeting, from furnishing information to, or engaging in discussions or negotiations with, any Person that makes an unsolicited Acquisition Proposal (which did not result from a breach of this Section 5.10) if (A) the Company Board determines in good faith after consultation with its independent outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties to the Company’s Stockholders under applicable Law, (B) the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in Section 5.10(g)) and (C) prior to furnishing such information to, or engaging in discussions or negotiations with, such Person, the Company receives from such Person an executed confidentiality agreement (which agreement shall be provided to PLC and Parent for information purposes) with terms no less favorable to the Company, in all material respects, than those contained in the Confidentiality Agreement.
(b) From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 7, if the Company Board is entitled to furnish information to, or engage in discussions or negotiations with, any Person pursuant to Section 5.10(a), the Company Board may, prior to the approval of this Agreement by the Stockholders of the Company at the Company Stockholders Meeting, terminate this Agreement in respect of any Acquisition Proposal pursuant to the termination provisions set forth in Article 7 hereof if (A) such Acquisition Proposal constitutes a Superior Proposal and (B) the Company Board shall have determined in good faith after consultation with independent outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties to the Company’s Stockholders under applicable Law.

(c) The Company (i) will promptly (but in any event within one day) notify PLC and Parent orally and in writing of the receipt of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information, the terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person making such request, Acquisition Proposal or inquiry and (ii) will keep PLC and Parent fully informed of the status and details (including amendments and proposed amendments) of any such request, Acquisition Proposal or inquiry. Prior to taking any of the actions referred to in Section 5.10(a), the Company Board shall promptly (but in any event within one day) notify PLC and Parent orally and in writing of any action it proposes to take with respect to such Acquisition Proposal. After taking any such action, the Company Board shall promptly advise PLC and Parent orally and in writing of the status of such action as developments arise or as requested by PLC or Parent. Without limiting the foregoing, at least three business days prior to taking any of the actions referred to in Section 5.10(b), the Company Board shall notify PLC and Parent of any such action it proposes to take and, during such three business day period, the Company Board shall negotiate in good faith with PLC and Parent with respect to any revised proposal to acquire the Common Shares that PLC or Parent may make prior to or during such three business day period.
(d) Nothing contained in this Agreement shall prevent the Company Board from taking, and disclosing to the Company’s Stockholders, a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A, or from making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose would be required under applicable Law, provided, however, that none of the Company, the Company Board or any Company Representative shall, except as permitted by Section 5.10(b), propose to approve or recommend any Acquisition Proposal.
(e) The Company and each of its Subsidiaries shall immediately cease and cause its affiliates and the Company Representatives to cease any and all existing activities, discussions or negotiations with any parties (other than Merger Sub, Parent, PLC or any of the Purchaser Representatives, as applicable) conducted heretofore with respect to any Acquisition Proposal.
(f) For purposes of this Agreement, “Acquisition Proposal” shall mean, other than the Transactions contemplated by this Agreement, any offer or proposal for, or any indication of interest in, (i) any direct or indirect acquisition or purchase of 20% or more of the total assets of the Company or any of its Subsidiaries, in a single transaction or series of related transactions, (ii) any direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries, in a single transaction or series of related transactions, (iii) any tender offer or exchange offer (including a self-tender offer) that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, (iv) any merger, consolidation, share exchange, business combination, recapitalization, reclassification or other similar transaction involving the Company or any of its Subsidiaries, or (v) any public announcement of an agreement, proposal or plan to do any of the foregoing.

(g) For purposes of this Agreement, “Superior Proposal” shall mean any Acquisition Proposal by a Person that (i) the Company Board has determined in good faith, after consultation with an independent financial advisor of nationally recognized reputation, is more favorable from a financial point of view to the Company’s Stockholders than the Merger (including any adjustment to the terms and conditions thereof proposed in writing by PLC or Parent in response to any such Acquisition Proposal), (ii) the Company Board has determined in good faith, after consultation with its independent outside legal counsel, that is of such a nature that failure to accept such Acquisition Proposal would be inconsistent with its fiduciary duties to the Company’s Stockholders under applicable Law and (iii) is reasonably capable of being consummated in a timely manner (taking into account all financial, regulatory, legal and other aspects of such proposal (including, without limitation, the ready availability of cash on hand and/or commitments for the same, in each case as applicable, required to consummate any such Acquisition Proposal and any antitrust or competition Law approvals or non-objections)) .
5.11 SEC Reports. From the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 7 or the Effective Time, the Company shall use commercially reasonable efforts to file on a timely basis all SEC Reports required to be filed by it with the SEC under the Exchange Act, the Securities Act and the published rules and regulations of the SEC under either of the foregoing applicable to such SEC Reports, which SEC Reports shall comply in all material respects with the requirements of the Exchange Act, the Securities Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports.
5.12 Termination of Registration. Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary to terminate the registration of the Common Shares under the Exchange Act; provided that such termination shall not be effective until or after the Effective Time.
5.13 Cooperation; Financing; etc. The Company shall provide, and shall cause its Subsidiaries and the Company Representatives to provide, all reasonable cooperation in connection with (a) PLC’s and Parent’s preparation of the required disclosure document(s) in connection with obtaining the PLC Approval including, without limitation, reasonably assisting in (i) providing any required background, accounting or other information concerning the Company and its Subsidiaries, their respective transactions or businesses and (ii) the preparation of any required disclosure statements regarding the Company and its Subsidiaries, their respective transactions or businesses and (b) the arrangement of any financing to be obtained by PLC and Parent and their respective affiliates or the Surviving Corporation in connection with the Transactions, including, without limitation, (1) promptly providing to PLC’s or Parent’s financing sources all material financial information in their possession with respect to the Company and the Transactions as reasonably requested by PLC, Parent or Parent’s financing sources, including, but not limited to, information and projections prepared by the Company relating to the Company and the Transactions, provided such financing sources shall be deemed to be one of PLC’s or Parent’s “representatives” under the Confidentiality Agreement and subject to all obligations imposed therein upon a “representative,” (2) making the Company’s senior officers and other Company Representatives reasonably available to PLC’s or Parent’s financing sources in connection with such Financing, to reasonably participate in due diligence sessions and to reasonably participate in presentations related to the Financing, including, without limitation, presentations to rating agencies and (3) reasonably assisting PLC’s or Parent’s financing sources in preparing offering documents or other appropriate marketing materials to be used in connection with the Financing.

Parent and PLC shall use their respective commercially reasonable efforts to satisfy on a timely basis all conditions applicable to Parent and PLC in the Credit Agreement that are within their control. In the event all conditions to the Financing have been satisfied, Parent and PLC shall use their respective commercially reasonable efforts to cause the Lenders to fund the Financing in accordance with the terms and conditions of the Credit Agreement (including by taking enforcement action as permitted under the Credit Agreement to cause such Lenders to fund such Financing). In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Credit Agreement, Parent and PLC shall use their respective commercially reasonable efforts to arrange to obtain alternative financing from alternative sources on terms no less favorable to Parent and PLC (as determined in the reasonable good faith judgment of Parent and PLC) as promptly as practicable following the occurrence of such event. Parent and PLC shall keep the Company reasonably apprised of material developments relating to the Financing.
5.14 Special Meeting. The Company shall take no action to call a special meeting of Stockholders of the Company without the prior written consent of Parent unless compelled by legal process, except in accordance with this Agreement unless and until this Agreement has been terminated in accordance with its terms.
5.15 Stockholder Litigation. Each of the parties hereto shall give the others the reasonable opportunity to participate in the defense of any Stockholder litigation against the Company, PLC, Parent or Merger Sub, as applicable, and their directors relating to the Transactions. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any Stockholder of the Company relating to this Agreement or the Merger, without the prior written consent of PLC and Parent (which will not be unreasonably conditioned, withheld or delayed). The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with PLC and Parent to resist any such effort to restrain or prohibit or otherwise oppose the Merger.
5.16 Rights Agreement. Unless this Agreement has been terminated pursuant to Article 7 hereof, the Company, acting through the Company Board or otherwise, shall not, without the prior written consent of PLC and Parent or except as otherwise provided herein, (a) amend, alter or modify the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement.
5.17 Transition Assistance. The parties hereto shall work cooperatively to implement a transition plan to be developed by PLC and Parent to integrate the businesses of the Company and Parent or any affiliate of Parent as identified by PLC and Parent as seamlessly as possible and as soon as reasonably practicable on or after the Effective Time. Without limiting the generality of the foregoing, the Company will assist PLC and Parent in an effort to integrate and rationalize any employee benefit plans and arrangements maintained by the Company as soon as possible on or after the Effective Time, and will take all commercially reasonable actions requested by PLC or Parent in furtherance thereof.

5.18 Employee Matters.
(a) With respect to the employees of the Company who remain employed after the Effective Time by the Company following the Effective Time (the “Continuing Employees”), and to the extent not prohibited under the terms of Parent’s applicable benefit plans, Parent shall treat and cause its applicable benefit plans, other than equity incentive plans, to treat the service of the Continuing Employees with the Company prior to the Effective Time as service rendered to Parent or any affiliate of Parent for purposes of eligibility to participate and vesting, including applicability of minimum waiting periods for participation, and for the purpose of determining future vacation accruals and severance amounts. Immediately following the Effective Time, Continuing Employees shall receive employee benefits that, in the aggregate are substantially comparable to those provided to similarly situated Parent employees; provided, that the Company and Parent shall have the right to modify each of their respective benefits plans. Parent shall use commercially reasonable efforts to provide that no such Continuing Employee, or any of his or her eligible dependents, who, at the Effective Time, are participating in the Company’s group health plan shall be excluded from Parent’s group health plan, or limited in coverage thereunder, by reason of any waiting period restriction or pre-existing condition limitation other than waiting period restrictions or pre-existing condition limitations that were applicable to such Continuing Employee immediately prior to the Effective Time and to provide credit for any coinsurance and deductibles prior to the Effective Time but in the same plan year. Notwithstanding the foregoing, Parent shall not be required to provide any coverage, benefits or credit inconsistent with the terms of any Parent benefit plans. Furthermore, nothing contained in this Section shall require or imply that the employment of the employees of the Company who are employed at the Effective Time are other than “at will” or that such employment will continue for any particular period of time following the Effective Time. This Section is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereunder, or to be interpreted as an amendment to any plan of Parent or any affiliate of Parent.
(b) At the Parent’s request, prior to the Effective Time, the Company Board shall adopt resolutions terminating the Borland Software Corporation 401(k) Retirement Plan (the “401(k) Plan”) effective immediately prior to the Effective Time. If terminated and following such termination, the Company shall make no further contributions to the 401(k) Plan (other than contributions which relate to compensation paid for services rendered on or prior to the date of the termination of the 401(k) Plan), all participants in the 401(k) Plan shall vest 100% in their respective account balances, and the plan administrator of the 401(k) Plan shall be authorized, but not directed, to apply for a favorable determination letter from the Internal Revenue Service with respect to the termination of the 401(k) Plan. Subject to Parent’s reasonable review and comment, which review and comment shall be given within five business days following a request by the Company for such review and comment, the Company shall be entitled to communicate, prior to the Effective Time, with the employees of the Company and other participants in the 401(k) Plan regarding the effect of such plan termination.

(c) The initial communication with employees of the Company or any of its Subsidiaries relating to the Transactions shall be agreed upon by the parties hereto and the initial group meetings with such employees shall be attended by representatives of the Company and Parent. Thereafter, until the Closing, both parties shall have the right to meet with or send communications to such employees regarding the Transactions, subject to the other party’s prior consent over any written (including email) materials (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the parties agree to consult with each other before holding any subsequent meetings or making any further written communication with such employees concerning the Transactions of a similar widely disseminated nature and neither party shall make any communication that is inconsistent with communications previously agreed upon unless the content thereof shall have been previously agreed upon by the other party (it being understood that the Company may respond to questions from employees on matters within the scope of the initial communication and not inconsistent therewith).
5.19 Cash Dividends to the Company. If requested by Parent or PLC in writing, prior to the Effective Time the Company will (a) regardless of any Tax implications in connection therewith, cause (as requested in each case by Parent or PLC in writing) each of its Subsidiaries organized in the jurisdictions set forth on Section 5.19 of the Company Disclosure Schedule (the “Dividending Subsidiaries”) to dividend up to the Company all of its cash and cash equivalents in excess of the amount of cash and cash equivalents, if any, legally required to be retained by such Dividending Subsidiary in accordance with applicable Laws pertaining to such Subsidiary, including those relating to solvency, adequate surplus and similar capital adequacy tests (with respect to each separate Dividending Subsidiary, its “Legally Required Retained Amount”) and (b) provide reasonably satisfactory evidence to Parent and PLC of the consummation of such dividends. Notwithstanding anything herein to the contrary, the ultimate Legally Required Retained Amounts as of the Effective Time shall be reasonably determined by the Company and PLC in good faith; provided that in the event of any disagreement between the Company and PLC with respect to any Legally Required Retained Amount the determination of the Company shall prevail so long as (i) it is reasonable and made in good faith with respect to what the actual Legally Required Retained Amount should be and (ii) the Company has made available to PLC and its representatives the Company’s analysis with respect to the Legally Required Retained Amount as of the Effective Time for the applicable jurisdiction of such Dividending Subsidiaries, and an opportunity to consult with the Company’s advisors with respect to such determination. Each of the Company on the one hand, and PLC and Parent, on the other hand, will consult and cooperate with each other to accomplish the cash dividend transfers contemplated by this Section 5.19. In the event the Dividending Subsidiaries make the dividends in compliance with this Section 5.19 and all of the conditions set forth in Article 6 are satisfied, and the Closing does not occur within two business days following the date on which all of the conditions set forth in Article 6 are satisfied, then PLC shall indemnify and hold the Company harmless for, and reimburse the Company for any Taxes arising or levied against the Company solely as a result of any such dividends.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE MERGER
6.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, PLC, Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:
(a) Company Stockholder Approval. The Company shall have obtained the Stockholder Approval at the Company Stockholders Meeting in accordance with the DGCL, the Company’s certificate of incorporation and its bylaws.
(b) PLC Approval. PLC shall have obtained the PLC Approval.
(c) No Orders and Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, “Order”), that is then in effect and has the effect of preventing or prohibiting consummation of the Merger or otherwise imposing material limitations on the ability of Merger Sub and Parent effectively to acquire or hold the business of the Company and its Subsidiaries; provided, however, that each of the parties hereto shall use their commercially reasonable efforts to have any such Order vacated.
(d) Material Consents. All material consents, approvals, permits of, authorizations from, notifications to and filings with any Governmental Authorities required to be made or obtained prior to the consummation of the Merger shall have been made or obtained.
(e) HSR Act, etc. The applicable waiting periods (and any extension thereof) and any applicable approvals under the HSR Act, if applicable. shall have expired or been earlier terminated or shall have been obtained, as applicable.
(f) LSE. The readmission of the existing issued ordinary shares of £0.10 each in the share capital of PLC by the United Kingdom Listing Authority to the Official List and by the London Stock Exchange plc to trading on the main market of the London Stock Exchange becoming effective.
6.02 Conditions to Obligations of PLC, Merger Sub and Parent. The obligations of each of PLC, Merger Sub and Parent to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Parent, acting under the direction of its board of directors, in writing prior to the Effective Time:
(a) Representations and Warranties. The Identified Company Representations (as defined below) shall be true and correct in all respects and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (ignoring for purposes of a determination of any breach of such other representations and warranties any qualification based upon “material”, “materiality”, “Company Material Adverse Effect” or any similar qualification contained in such representations and warranties) (i) as of the date of this Agreement and (ii) as of the Closing Date as though then made on and as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (in which case such Identified Company Representations shall be true and correct as of such date and all other such representations and warranties shall be true and correct in all material respects as of such date); provided that, in the event of a breach of a representation or warranty other than an Identified Company Representation, the condition set forth in this Section 6.02(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together has had, or would reasonably be expected to have, a Company Material Adverse Effect. “Identified Company Representations” means (i) any representation or warranty of the Company qualified by Company Material Adverse Effect, (ii) representations or warranties of the Company set forth in Sections 3.01, 3.02 and 3.06 and (iii) the representations and warranties of the Company set forth in Section 3.05(a) (other than changes in such section relating to the issuance of shares pursuant to the ESPP reserved for issuance as described in Section 3.05(a), the exercise of Options granted on or prior to the date hereof and the issuance of Common Shares upon the exercise of Options granted on or prior to the date hereof, or the grant of Options granted following the date hereof as permitted pursuant to Section 5.01(b)(ii)), Section 3.15(i), Section 3.16(h), Section 3.24, Section 3.25, Section 3.26 and the last sentence of Section 3.08(a).

(b) Covenants and Agreements. The Company shall have in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time.
(c) No Company Material Adverse Effect. No circumstance, effect, event or change shall have occurred prior to the Effective Time which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
(d) Cash Position. The Company shall have provided reasonably satisfactory evidence to Parent and PLC that the Company and its Subsidiaries have, as of immediately prior to the Effective Time, cash and cash equivalents in an aggregate amount of not less than $122,500,000.
(e) No Litigation. There shall not be pending any (i) suit, action or proceeding brought by any third party (other than a Governmental Authority) that has a reasonable likelihood of success on the merits or (ii) suit, action or proceeding brought by any Governmental Authority, in either case (A) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions, (B) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company or any of its Subsidiaries, as a result of the Merger or any of the other Transactions or (C) seeking to impose limitations on the ability of Parent, Merger Sub or any of their respective affiliates, to acquire or hold, or exercise full rights of ownership of, any Common Shares, including, without limitation, the right to vote Common Shares on all matters properly presented to the Stockholders of the Company.
(f) Dissenters. The holders of not more than ten (10)% of the outstanding Common Shares shall have made a demand for appraisal rights with respect to their Common Shares in accordance with Section 262 of the DGCL and not withdrawn such demand in a manner that such holder has legally lost the right to seek appraisal or otherwise, to Parent’s reasonable satisfaction, legally lost the right to seek appraisal (including by voting in favor of the Merger).
(g) Officers’ Certificate. At the Closing, the Company shall deliver an Officers’ Certificate, duly executed by the Company’s Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.02(a) and (b) above have been satisfied.

6.03 Conditions to Obligation of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by the Company in writing prior to the Effective Time:
(a) Representations and Warranties. The Identified Purchaser Representations (as defined below) shall be true and correct in all respects and all other representations and warranties of PLC, Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement and (ii) as of the Closing Date as though then made on and as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (in which case such Identified Purchaser Representations shall be true and correct as of such date and all other such representations and warranties shall be true and correct in all material respects as of such date); provided that, in the event of a breach of a representation or warranty other than an Identified Purchaser Representation, the condition set forth in this Section 6.03(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together has had, or would reasonably be expected to have, a Purchaser Material Adverse Effect. “Identified Purchaser Representations” means (i) any representation or warranty of Parent or Merger Sub qualified by Purchaser Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub set forth in Sections 4.01, 4.02, 4.06 and 4.08.
(b) Covenants and Agreements. Each of PLC, Merger Sub and Parent shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by them or complied with by them under this Agreement at or prior to the Effective Time.
(c) Officers’ Certificate. At the Closing, each of PLC, Merger Sub and Parent shall deliver an Officers’ Certificate, duly executed by their respective Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.03(a) and (b) above have been satisfied.
ARTICLE 7
TERMINATION
7.01 Termination by Mutual Consent. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the Stockholders of the Company, by the mutual written consent of the Company, acting under the direction of the Company Board, and Parent and Merger Sub, acting under the direction of their respective boards of directors.

7.02 Termination by Merger Sub, Parent or the Company. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the Stockholders of the Company, by either Merger Sub and Parent, on the one hand, by action of their respective boards of directors, or the Company, on the other hand, by action of the Company Board, if:
(a) any Governmental Authority shall have issued an Order (which has not been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party that has failed to perform in all material respects its obligations under Section 5.08 or the proviso contained in Section 6.01(b);
(b) the Merger shall not have been consummated on or before November 5, 2009 (the “Expiration Date”); provided, however, that the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to have been consummated on or before the Expiration Date;
(c) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited;
(d) the Stockholder Approval shall not have been obtained by the earlier to occur of (i) the Company Stockholders Meeting or at any adjournment or postponement thereof at which a vote on such approval was taken or (ii) the date that is two (2) business days prior to the Expiration Date; or
(e) the PLC Approval shall not have been obtained by the earlier to occur of (i) the PLC Stockholder Meeting or any adjournment or postponement thereof at which a vote on such approval was taken or (ii) the date that is two (2) business days prior to the Expiration Date.
7.03 Termination by Merger Sub and Parent. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the Stockholders of the Company, by action of the board of directors of Merger Sub and the board of directors of Parent, if:
(a) the Company shall have breached any of its representations, warranties, covenants (other than Section 5.10) or other agreements set forth in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement (in either case, a “Terminating Company Breach”) and such Terminating Company Breach (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) has not been cured within twenty business days after notice thereof is received by the Company; provided that Parent and Merger Sub shall have no right to terminate this Agreement pursuant to this Section 7.03(a) if there is an uncured Terminating Merger Sub Breach at the time of the Terminating Company Breach;
(b) (i) the Company Board shall have approved or recommended to the Stockholders of the Company, taken no position with respect to, or failed to recommend against acceptance of, any Acquisition Proposal, (ii) the Company fails to call the Company Stockholders Meeting or fails mail the Proxy Statement within ten days after being cleared by the SEC or fails to include in such Proxy Statement the recommendation of the Company Board that the stockholders of the Company approve and adopt this Agreement, (iii) the Company Board withdraws or modifies such favorable recommendation that the stockholders of the Company approve and adopt this Agreement or (iv) the Company Board resolves to do any of the foregoing; or
(c) the Company shall have materially breached any of its obligations under Section 5.10.

7.04 Termination by the Company. This Agreement may be terminated by the Company, acting under the direction of the Company Board, and the Merger and other Transactions may be abandoned:
(a) if, at any time prior to the Effective Time, before or after the approval of this Agreement by the Stockholders of the Company, Merger Sub or Parent shall have breached any of their respective representations, warranties, covenants or other agreements set forth in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement (in either case, a “Terminating Merger Sub Breach”) and such Terminating Merger Sub Breach (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is not cured within twenty business days after written notice thereof is received by Merger Sub and Parent; provided that the Company shall have no right to terminate this Agreement pursuant to this Section 7.04(a) if there is an uncured Terminating Company Breach at the time of the Terminating Merger Sub Breach; or
(b) at any time prior to the approval of this Agreement by the Stockholders of the Company, pursuant to and in accordance with Section 5.10(b) (provided that the Company shall have complied with the provisions of Section 5.10 in all material respects, including, without limitation, the notice provisions therein, and shall have concurrently with such termination made all payments to Merger Sub and Parent required by Section 8.01).
7.05 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger and other Transactions pursuant to this Article 7, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or its officers, directors, Stockholders, affiliates and agents, other than the provisions of the last sentence of Section 5.04 and the provisions of Sections 5.06, 7.05, 8.01, 8.03 and 8.08. Nothing contained in this Section 7.05 shall relieve any party hereto from liability for any intentional breach of this Agreement.
ARTICLE 8
MISCELLANEOUS
8.01 Payment of Fees and Expenses.
(a) Except as otherwise specified in this Agreement, each of the parties hereto shall bear its own Expenses (as defined below) incurred by or on behalf of such party in preparing for, entering into and carrying out this Agreement and the consummation of the Merger and the financing of the Transactions. “Expenses” as used in this Agreement shall include all actual, documented out-of-pocket expenses (including, without limitation, all fees and expenses of outside counsel, investment bankers, banks, other financial institutions, accountants, financial printers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions and the financing thereof and all other matters contemplated by this Agreement and the closing thereof, together with any actual, documented out-of-pocket costs and expenses incurred by any party in enforcing any of its rights set forth in this Agreement, whether pursuant to litigation or otherwise.

(b) If this Agreement is terminated by the Company or by Parent pursuant to Section 7.02(b) or Section 7.02(d) and prior to such termination an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries, and such Acquisition Proposal shall not have been withdrawn at least two (2) business days prior to the time of (A) such termination of this Agreement, in the case of Section 7.02(b) or (B) the Stockholder Meeting, in the case of Section 7.02(d), and within twelve (12) months after such termination there shall have been consummated any Acquisition Proposal, or the Company shall have entered into an acquisition agreement relating to any Acquisition Proposal, provided, however, that for purposes of this Section, the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”; then, concurrently with the first to occur of the entry into an acquisition agreement relating to any Acquisition Proposal or the consummation of any Acquisition Proposal, the Company shall pay to Merger Sub and Parent the Break Up Fee, less any amounts previously paid by the Company to Merger Sub and Parent pursuant to Section 8.01(d). “Break Up Fee” means cash in immediately available funds in an amount equal to $3,000,000.
(c) If this Agreement is terminated by Parent and Merger Sub pursuant to Section 7.03(b) or Section 7.03(c) or by the Company pursuant to Section 7.04(b), then, in any such case, concurrently with any such termination of this Agreement, the Company shall pay to Merger Sub and Parent the Break Up Fee.
(d) If this Agreement is terminated pursuant to Section 7.02(d), the Company shall pay all of the actual, documented, out-of-pocket Expenses, not to exceed $1,500,000 in the aggregate, of PLC, Parent and Merger Sub incurred in connection with this Agreement as reimbursement.
(e) If this Agreement is terminated pursuant to Section 7.02(e), PLC shall pay, or cause to be paid, all of the actual, documented, out-of-pocket Expenses, not to exceed $1,500,000 in the aggregate, of the Company incurred in connection with this Agreement as reimbursement.
(f) The parties agree that the agreements contained in this Section 8.01 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement. If either party fails to promptly pay to the other party any fee due hereunder, the non-paying party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America, N.A. plus two percent per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid. Payment of the fees and expenses described in this Section 8.01 shall not be in lieu of liability pursuant to Section 7.05.

(g) All amounts payable by a party under this Section 8.01 shall be paid in cash and in immediately available funds to such account as the other party may designate in writing.
8.02 Performance by Parent and Merger Sub. PLC agrees to cause Parent, Merger Sub and Surviving Corporation to perform all of their respective agreements, covenants and obligations under this Agreement.
8.03 No Survival. The representations, warranties and agreements made in this Agreement shall not survive beyond the Effective Time or the termination of this Agreement in accordance with Article 7 hereof. Notwithstanding the foregoing, the agreements set forth in Articles 1 and 2, Section 5.07 and Article 8 shall survive the Effective Time and those set forth in Section 7.05, Section 8.01 and Section 8.02 shall survive termination.
8.04 Modification or Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement by the Stockholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires the further approval by such Stockholders without such further approval. Without limiting the foregoing, this Agreement may not be amended or modified except by an instrument in writing signed by the parties.
8.05 Entire Agreement; Assignment. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that each of Parent and Merger Sub may assign its rights, interests and obligations to any of their respective affiliates or direct or indirect Subsidiaries without the consent of the Company, so long as they remain primarily obligated with respect to any such delegated obligation). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
8.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, unless the effects of such invalidity, illegality or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

8.07 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as follows:
if to PLC, Parent or Merger Sub, to:

Micro Focus International plc
The Lawn, 22-30 Old Bath Road
Newbury Berkshire RG14 1QN, UK
Attn: General Counsel
Facsimile No.: 44-1635-565451

with a copy to:

Kirkland & Ellis LLP
555 California Street, 27th Floor
San Francisco, CA 94104
Attention: Stephen D. Oetgen
Jeffrey B. Golden
Facsimile No.: (415) 439-1500

if to the Company, to:

Borland Software Corporation
8310 N. Capital of Texas Hwy
Bldg. 2, Suite 100
Austin, Texas 78731
Attention: Melissa Fruge, General Counsel
Facsimile No.: (512) 340-2249

with a copy to:

DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, California 94303
Attention: Diane Holt Frankle
Facsimile No.: (650) 833-2001
or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto. All such notices, requests and other communications shall be deemed received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt of transmission by facsimile transmission, or (iii) on the date of confirmation of receipt if delivered by an internationally recognized courier service.
8.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
8.09 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and any one of which may be delivered by facsimile.
8.11 Certain Definitions. As used in this Agreement:
(a) “affiliate,” as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;
(b) “Indebtedness” means, with respect to the Company and its Subsidiaries, (i) indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) obligations evidenced by notes, bonds, debentures or other similar instruments, (iii) obligations under leases (contingent or otherwise, as obligor, guarantor or otherwise) required to be accounted for as capitalized leases pursuant to generally agreed accounting principles, (iv) obligations for amounts drawn under acceptances, letters of credit, contingent reimbursement liabilities with respect to letters of credit or similar facilities, (v) any liability for the deferred purchase price of property or services, contingent or otherwise, as obligor or otherwise, (vi) any liability which is deemed a long-term liability under generally agreed accounting principles, (vii) guarantees and similar commitments relating to any of the foregoing items, and (viii) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing.
(c) “Person” or “person” means any individual, corporation, partnership, limited liability company, trust, or any other entity or group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act);
(d) “Permitted Liens” means: (i) statutory liens for Taxes that are not yet due and payable; (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Laws; (iv) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; or (v) Liens imposed on the underlying fee interest in leased property; and
(e) “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity or beneficial interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other entity.

8.12 Specific Performance. The parties hereto agree that irreparable damage would occur to one party in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the other party. It is accordingly agreed that either party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other party and to seek to enforce specifically the terms and provisions of this Agreement against the other party in the Court of Chancery of the State of Delaware without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.
8.13 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in Section 8.04, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
8.14 Third-Party Beneficiaries. Except for the provisions of Section 5.07, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.
8.15 Submission to Jurisdiction. Solely with respect to any action or proceeding brought by a party to this Agreement arising out of or relating to this Agreement, each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) such court does not have subject matter jurisdiction, any other court of the state of Delaware or the United States District Court for the District of Delaware. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Delaware Court of Chancery or any other state court of the State of Delaware or the United States District Court for the District of Delaware. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
8.16 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
* * * * *

IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

BORLAND SOFTWARE CORPORATION

By:

Name:
Title:

BENTLEY MERGER SUB, INC.

By:

Name:
Title:

MICRO FOCUS (US), INC.

By:

Name:
Title:

MICRO FOCUS INTERNATIONAL PLC

By:

Name:
Title: